FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION NO. 333-203976

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 15, 2015)

2,000,000 Shares

MALIBU BOATS, INC.

Class A Common Stock

This is a public offering of 2,000,000 shares of Class A Common Stock of Malibu Boats, Inc. Malibu Boats, Inc. is a holding company that holds a 93.6% interest in, and is the sole managing member of, Malibu Boats Holdings, LLC.

Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “MBUU.” The last publicly reported sale price of our Class A Common Stock on August 8, 2017 was $27.16 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-23 of this prospectus supplement and the risk factors included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to read about certain factors you should consider before buying our Class A Common Stock.

	Per Share	Total
Public offering price	$25.25	$50,500,000
Underwriting discounts and commissions (1)	$1.199	$2,398,000
Proceeds to us, before expenses	$24.051	$48,102,000

(1)	See “Underwriting (Conflict of Interest)” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to 300,000 additional shares of Class A Common Stock from us.

Neither the Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Class A Common Stock to purchasers on or about August 14, 2017.

Joint Book-Running Managers

RAYMOND JAMES	SUNTRUST ROBINSON HUMPHREY	WELLS FARGO SECURITIES

The date of this prospectus supplement is August 9, 2017.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our Class A Common Stock and important business information about us. The second part is the accompanying prospectus which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any free writing prospectus that we prepare and distribute. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus. Neither we nor the underwriters are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Before you invest in our Class A Common Stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are described under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of this offering and our business varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

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Unless otherwise expressly indicated or the context otherwise requires, in this prospectus supplement:

•	we use the terms “Malibu Boats,” the “Company,” “we,” “us,” “our” or similar references to refer (1) prior to the consummation of our initial public offering on February 5, 2014 (the “IPO”), to Malibu Boats Holdings, LLC (the “LLC”), and its consolidated subsidiaries and (2) after the IPO, to Malibu Boats, Inc. and its consolidated subsidiaries;

•	we refer to owners of membership interests in the LLC (the “LLC Units”), collectively, as our “LLC members”;

•	references to “fiscal year” refer to the fiscal year of Malibu Boats, which ends on June 30. Fiscal years 2014, 2015, 2016 and 2017 ended on June 30, 2014, 2015, 2016 and 2017, respectively;

•	we use the term “recreational powerboat industry” to refer to our industry group, which includes performance sport boats, sterndrive and outboard boats;

•	we use the term “performance sport boat category” to refer to our core industry category, primarily consisting of fiberglass boats equipped with inboard propulsion and ranging from 19 feet to 26 feet in length, which we believe most closely corresponds to (1) the inboard ski/wakeboard category, as defined and tracked by the National Marine Manufacturers Association (“NMMA”), and (2) the inboard skiboat category, as defined and tracked by Statistical Surveys, Inc. (“SSI”);

•	we use the terms “sterndrive” and “outboard” to refer to our newly expanded category, primarily consisting of sterndrive and outboard boats ranging from 20 feet to 40 feet, which most closely corresponds to (1) the sterndrive and outboard categories, as defined and tracked by NMMA, and (2) the sterndrive and outboard propulsion categories, as defined and tracked by SSI; and

•	references to certain market and industry data presented in this prospectus supplement are determined as follows: (1) U.S. boat sales and unit volume for the recreational powerboat industry and any powerboat category during any calendar year are based on retail boat market data from the NMMA; (2) U.S. market share and unit volume for the recreational powerboat industry and any powerboat category during any fiscal year ended June 30 or any calendar year ended December 31 are based on comparable same-state retail boat registration data from SSI, as reported by the 50 states for which data was available as of the date of this prospectus supplement; and (3) market share among U.S. manufacturers of exports to international markets of boats in any recreational powerboat category for any period is based on data from the Port Import Export Reporting Service, available through March 31, 2017, and excludes such data for Australia and New Zealand.

This prospectus supplement includes our trademarks, such as “Surf Gate,” “Wakesetter,” “Surf Band” and “Swim Step,” which are protected under applicable intellectual property laws and are the property of Malibu Boats. This prospectus supplement also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

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No action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A Common Stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.malibuboats.com. Information contained on our web site is not incorporated by reference into this prospectus supplement and you should not consider information contained on our web site to be part of this prospectus supplement.

This prospectus supplement and the prospectus are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus supplement the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (filed with the SEC on September 9, 2016), including the information specifically incorporated by reference into such report from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on September 16, 2016);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2016, December 31, 2016 and March 31, 2017 (filed with the SEC on November 2, 2016, February 1, 2017 and May 3, 2017, respectively);

•	our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on October 31, 2016, November 14, 2016 (with respect to Item 1.01 only), June 29, 2017 (with respect to Items 1.01, 2.03, 5.02 and 9.01 other than Exhibits 99.1 and 99.2 only), July 7, 2017, July 12, 2017 and August 8, 2017; and

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•	the description of our Class A Common Stock in our Registration Statement on Form S-1 (File No. 333-197095) filed with the SEC on June 27, 2014, including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offerings under this prospectus supplement and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus supplement) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Malibu Boats, Inc.

Attn: Chief Financial Officer

5075 Kimberly Way

Loudon, Tennessee 37774

Telephone Number: (865) 458-5478

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference herein, may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts contained in this prospectus supplement, including the documents incorporated by reference herein, are forward-looking statements, including statements regarding our expected results for the quarter ended June 30, 2017, expected benefits of our acquisition of Cobalt Boats, LLC, demand for our products and expected industry trends, our business strategy and plans, our prospective products or products under development, our vertical integration initiatives, our acquisition strategy, and management’s objectives for future operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” the negative of these terms, or by other similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions, involving known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include, but are not limited to: the successful integration of Cobalt Boats, LLC into our business; general economic conditions; significant fluctuations in our annual and quarterly financial results; unfavorable weather conditions; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our failure to manage our manufacturing levels while addressing the seasonal retail pattern for our products; our large fixed cost base; intense competition within our industry; increased consumer preference for used boats or the supply of new boats by competitors in excess of demand; the successful introduction of new products; competition with other activities for consumers’ scarce leisure time; the continued strength of our brands; our ability to execute our manufacturing strategy successfully; our ability to meet our manufacturing workforce needs; our reliance on third-party suppliers and ability to obtain adequate raw materials and components; our exposure to claims for product liability and warranty claims; our dependence on key personnel; our ability to grow our business through acquisitions or strategic alliances and new partnerships; our growth strategy which may require us to secure significant additional capital; our ability to protect our intellectual property; disruptions to our network and information systems; our exposure to workers’ compensation claims and other workplace liabilities; risks inherent in operating in foreign jurisdictions; changes in currency exchange rates; an increase in energy and fuel costs; any failure to comply with laws and regulations including environmental and other regulatory requirements; a natural disaster or other disruption at our manufacturing facilities; increases in income tax rates or changes in income tax laws; covenants in our credit facilities which may limit our operating flexibility; our variable rate indebtedness, which subjects us to interest rate risk; our status as an “emerging growth company”; and any failure to maintain effective internal control over financial reporting or disclosure controls or procedures.

You should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from those suggested by the forward-looking statements for various reasons, including those discussed under “Item 1A. Risk Factors” in each of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, and our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2016 as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak

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only as of the date on which they are made. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. We include a glossary of some of the terms used in this prospectus supplement as Appendix A. Before investing in our Class A Common Stock, par value $0.01 per share, or Class A Common Stock, you should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all documents incorporated by reference herein and therein, carefully, including the “Risk Factors” section of this prospectus supplement, in our Annual Report on Form 10-K for the year ended June 30, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2016 and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision.

Our Company

We are a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport boats, sterndrive and outboard boats. We have the #1 market share position in the United States in the performance sport boat category through our Malibu and Axis Wake Research (“Axis”) brands. With our recent acquisition of Cobalt Boats, LLC (“Cobalt”), we also have the #1 market share position in the United States through our Cobalt brand in the 24’—29’ segment of the sterndrive category. Our boats are used for water sports, including water skiing, wakeboarding and wake surfing, as well as general recreational boating. We believe we have been a consistent innovator in the recreational powerboat industry, designing products that appeal to an expanding range of recreational boaters and water sports enthusiasts whose passion for boating and water sports is a key aspect of their lifestyle. We believe many of our innovations, such as our proprietary Surf Gate technology launched in 2012, expand the market for our products by introducing consumers to new and exciting recreational activities. We also added another strong brand in Cobalt with a versatile lineup of boats, further deepening our product portfolio, expanding our addressable market, and ultimately, our ability to provide consumers with a better customer-inspired experience. We believe that the performance, quality, value and multi-purpose features of our boats position us to achieve our goal of increasing our market share in the expanding recreational boating industry.

We sell our high performance boats under three brands—Malibu; Axis; and Cobalt. Our flagship Malibu boats offer our latest innovations in performance, comfort and convenience, and are designed for consumers seeking a premium performance sport boat experience. Retail prices of our Malibu boats typically range from $50,000 to $180,000. We launched our Axis boats in 2009 to appeal to consumers who desire a more affordable performance sport boat product but still demand high performance, functional simplicity and the option to upgrade key features. Retail prices of our Axis boats typically range from $50,000 to $95,000. Our Cobalt boats consist of mid to large-sized luxury cruisers and bowriders that we believe offer the ultimate experience in comfort, performance and quality. Retail prices for our Cobalt boats typically range from $50,000 to $700,000.

Our boats are constructed of fiberglass, available in a range of sizes, hull designs, and propulsion systems (i.e., inboard, sterndrive and outboard). We employ experienced product development and engineering teams that enable us to offer a range of models across each of our brands while consistently introducing innovative features in our product offerings. Our engineering team closely collaborates with our manufacturing personnel in order to improve product quality and process efficiencies. The results of this collaboration are reflected in our receipt of numerous industry awards, such as the “WSIA Innovation of Year” for the Malibu Command Center in 2017 and the Boating Industry’s “Top Product Award” for the Integrated Surf Platform (“ISP”) in 2016.

We sell our boats through a dealer network that we believe is the strongest in the recreational powerboat industry. As of July 1, 2017, our Malibu and Axis brand distribution channel consisted of 126 independent dealers operating in 146 locations in North America and we had 59 independent dealer locations across 40 countries outside of North America, including Australia. Our Malibu and Axis brand boats are the exclusive performance sport boats offered by the majority of our dealers. Our acquisition of Cobalt has allowed us to expand into Cobalt’s strong network of over 130 dealer locations, a large percentage of those dealers having the #1 or #2 market share in their respective markets. The acquisition of Cobalt has increased our total independent dealer network to over 300 globally. Our dealer base is an important part of our consumers’ experience, our marketing efforts and our brands. We devote significant time and resources to find, develop and improve the performance of our dealers and believe our dealer network gives us a distinct competitive advantage.

Recent Developments

Preliminary Financial Information for Quarter Ended June 30, 2017

We believe that unit volume will be approximately 1,004 units for the three months ended June 30, 2017, net sales will be between approximately $74.7 million and $75.1 million for the three months ended June 30, 2017 and gross profit will be between approximately $19.6 million and $20.0 million for the three months ended June 30, 2017. For the three months ended June 30, 2016, unit volume was 922 units, net sales were $66.7 million and gross profit was $17.8 million.

The estimates above are preliminary and may change. We have provided a range for certain preliminary results described above primarily because our financial closing procedures for the quarter ended June 30, 2017 are not yet complete. There can be no assurance that our final results for this period will not differ from these estimates, including as a result of year-end closing and audit procedures or review adjustments and any such changes could be material. In addition, these preliminary results of operations for the quarter ended June 30, 2017, are not necessarily indicative of the results to be achieved for any future period. KPMG LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

As a result of the foregoing considerations, investors are cautioned not to place undue reliance on this preliminary financial information. There are material limitations associated with making estimates of our results prior to the completion of our and our auditors’ normal audit procedures for such periods. See “Special Note Regarding Forward-Looking Statements,” “Summary Historical Consolidated Financial Data,” and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus supplement.

Acquisition of Cobalt

We completed our acquisition of Cobalt on July 6, 2017. We paid a purchase price of $130.0 million, which is subject to certain adjustments, including customary adjustments for the amount of working capital in the business at the closing date and subject to adjustment for any judgment or settlement in connection with a pending litigation matter between Cobalt and Sea Ray Boats, Inc. and Brunswick Corporation. We paid $1 million of the purchase price in newly issued shares of our Class A common stock to William Paxson St. Clair, Jr. and paid the balance of the purchase price with proceeds from Malibu Boats, LLC’s term loans.

We added Mr. William Paxson St. Clair, Jr. as a member of our board of directors, effective with the closing of the acquisition of Cobalt. Mr. St. Clair is the President of Cobalt.

Malibu Boats, LLC, our wholly owned subsidiary, also entered into a Second Amended and Restated Credit Agreement with SunTrust Bank, as administrative agent, swingline lender and issuing bank in connection with our acquisition of Cobalt. The credit agreement provides for a term loan facility in an aggregate principal amount of $160.0 million, of which $55.0 million was drawn on June 28, 2017 to refinance the loans under Malibu Boats, LLC’s prior credit agreement and $105.0 million was drawn on July 6, 2017 to fund the payment of the purchase price for the acquisition of Cobalt. The credit agreement also provides for a revolving credit facility of up to $35.0 million. Each of the term loans and the revolving credit facility have a maturity date of July 1, 2022. We intend to use all of the net proceeds from this offering, up to $50.0 million, to prepay a portion of Malibu Boats, LLC’s outstanding term loans. See “Underwriting (Conflict of Interest).”

Our Strengths

#1 Market Share Position in Performance Sport Boat Category. According to SSI, we have held the number one market share position, based on unit volume, in the United States among manufacturers of performance sport boats for calendar years since 2010, including 2016. We have grown our U.S. market share from 24.4% in 2010 to 33.0% in 2016. The following table reflects our U.S. market share in the performance sport boat category compared to the market share of our competitors for the periods shown:

	U.S. Market Share in Performance Sport Boat Category
Manufacturer/Brand(s)	2010	2011	2012	2013	2014	2015	2016
Malibu Boats/Malibu and Axis	24.4%	29.0%	30.8%	33.0%	32.0%	32.0%	33.0%
Correct Craft, Inc./Nautique (1)	23.1	19.9	19.6	20.6	23.0	21.6	21.9
MasterCraft Boat Company, LLC/Mastercraft	23.3	23.9	21.8	20.0	20.5	21.7	21.5
Skier’s Choice, Inc./Supra and Moomba	16.7	15.6	14.7	12.6	12.0	12.8	12.2
All others	12.5	11.6	13.1	13.8	12.5	11.9	11.4

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	In June 2015, Correct Craft acquired a majority interest in both Centurion Boats and Supreme Boats. Accordingly, market share for Ski Supreme, Centurion, and Nautique are reflected combined here for all periods for better comparison.

In addition, our 48% market share of performance sport boat exports to international markets for the 12 months ended March 31, 2017 was the highest among U.S. manufacturers and was more than that of our top two competitors combined.

#1 Market Share Position in the 24’—29’ Segment of the Sterndrive Boat Category. Our recent acquisition of Cobalt has established us as a market leader in the sterndrive category. According to SSI, our Cobalt brand holds the highest market share for sterndrive boats in the 24’—29’ segment, a segment that we believe is the largest segment within the overall sterndrive category by retail sales dollars. Since 2010, Cobalt has expanded its market share in this segment from 14.2% in 2010 to 29.2% in 2016. The following table reflects our U.S. market share in the 24’—29’ segment of the sterndrive boat category compared to the market share of our competitors for the periods shown:

	U.S. Market Share in Sterndrive 24’—29’ Segment
Manufacturer/Brand(s)	2010	2011	2012	2013	2014	2015	2016
(units sold)
Cobalt Boats	14.2%	18.3%	18.1%	21.0%	27.0%	27.8%	29.2%
Sea Ray	18.6%	20.7%	20.6%	17.2%	16.6%	16.5%	15.4%
Chaparral	12.7%	16.7%	15.7%	18.0%	16.1%	14.9%	14.0%
Regal Boats	5.1%	5.9%	7.5%	8.1%	6.9%	9.3%	8.9%
Crownline	6.4%	6.7%	8.5%	7.5%	6.9%	7.5%	8.4%
Monterey	3.6%	4.9%	5.6%	6.7%	6.1%	6.4%	6.9%
All Others	39.4%	26.8%	24.0%	21.6%	20.4%	17.7%	17.1%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Industry-leading Product Design and Innovation. We believe that our innovation in the design of new boat models and new features has been a key to our success, helping us increase our market share within our categories and generally broaden the appeal of our products among recreational boaters. As a result of the features we have introduced, we believe that our boats are used for an increasingly wide range of activities and are increasingly easier to use, while maintaining the high performance characteristics that consumers expect. Additionally, by introducing new boat models in a range of price points, sizes, bow and hull designs, engine propulsion, and optional performance features, we believe we have enhanced consumers’ ability to select a boat suited to their individual preferences. Our commitment to, and consistency in, developing new boat models and introducing new features are reflected in several notable achievements, including:

•	release of our patented Surf Gate technology in 2012, which allows users to surf on either side of the boat’s wake, generates a better quality surf wave and was the WSIA Innovation of the Year in 2013;

•	launch of our Axis brand of boats in 2009, designed from the ground up to be an entry-level product, which has captured a 11.3% share of the U.S. market in the performance sport boat category as of December 31, 2016;

•	evolution of our patented Power Wedge, introduced in 2006 into the industry leading Integrated Surf Platform that includes an array of exclusive Malibu technology—Power Wedge II, Surf Gate, Surf Band and Command Center—and provides our consumers with the ability to customize the size and shape of their wakes and waves;

•

successful new model introductions each year. For model year 2017, we launched four new Malibu models: the Malibu Wakesetter 24 MXZ, the Malibu Wakesetter 22 MXZ, and the Malibu Wakesetter 21 VLX were all launched in the summer of 2016; and the Malibu

Response TXi was launched in November of 2016. For model year 2017, five new Cobalt models were launched: the Gateway Series CS1, the A Series A36, the SD-SC Series 23SC and 25SC Outboards, and the WSS Surf Series CS3WSS Surf; and

•	a strong new expected product lineup for model year 2018 that includes a new Axis T22, a new Axis A24, an unidentified Malibu introduction and the launch of the new Wakesetter 23 LSV. In addition, Cobalt expects to announce three new models for model year 2018.

Focus on Vertical Integration Opportunities. We have vertically integrated several key components of our manufacturing process, including the manufacturing of boat trailers, towers and tower accessories, machined and billet parts, and tooling. Most recently, we announced an initiative to vertically integrate engine marinization for our Malibu and Axis brands. Vertical integration of key components of our boats gives us the ability to increase incremental margin per boat sold by reducing our cost base and improving the efficiency of our manufacturing process. Additionally, it allows us to have greater control over design, consumer customization options, construction quality, and our supply chain. For example, if our engine marinization initiative is implemented, our reliance on our two engine suppliers for Malibu and Axis will be significantly diminished, reducing the risk that a change in cost or production from any engine supplier could adversely affect our business. We continually review our manufacturing process to identify opportunities for additional vertical integration investments.

Intellectual Property. A key element of our growth and increased market share has been our intellectual property, which we believe is the best in our industry. Among the most innovative and sought after features on our boats has been Surf Gate. Together with Power Wedge and Surf Band, we believe that these patented technologies will continue to drive demand for our products and increased margins. With our acquisition of Cobalt, we have acquired additional valuable intellectual property, such as Swim Step, further increasing the appeal of our product portfolio. Consequently, there is an increased need to vigorously defend our patents and other intellectual property to ensure we maintain our competitive edge. Because of the appeal of these technologies, we have entered into agreements to license them to other manufacturers within the performance sport boat category. We believe licensing our products provides us with a significant strategic advantage over our competitors by allowing us to expand into other markets and broadening the appeal of these technologies into segments that would not otherwise have them, thereby eventually creating a path to a Malibu purchase.

Strong Dealer Network. We have worked diligently with our dealers to develop one of the strongest distribution networks in the recreational powerboat industry. We believe that our Malibu and Axis brand distribution network of 146 North American dealer locations and 84 international dealer locations as of July 1, 2017 allows us to distribute our performance sport boat products more broadly and effectively than our competitors. For calendar year 2016, our Malibu and Axis brand dealers held or tied for the #1 market share position for the performance sport boat category in 70 of 119 U.S. markets. Our Cobalt distribution network includes more than 130 North American dealer locations. Of those, 22 Cobalt dealers are ranked in Boating Industry’s Top 100 Dealers survey, with six Cobalt dealers ranked in the top 10. We continually review our geographic coverage to identify opportunities for expansion and improvement, and will, where necessary, add dealer locations to address previously underserved markets or replace underperforming dealers.

Highly Recognized Brands. We believe our Malibu, Axis and Cobalt brands are widely recognized in the recreational powerboat industry, which helps us reach a growing number of target consumers. For over 30 years, our Malibu brand has generated a loyal following of recreational boaters and water sports enthusiasts who value the brand’s premium performance and features. Our Axis brand has grown rapidly as consumers have been drawn to its more affordable price point and available optional features. Our newly-acquired Cobalt brand has developed into one of the industry’s most recognizable and respected brands over its 50-year history. We believe that the appeal of our superior performance and innovative products combined with our history with boating enthusiasts and professional water sports athletes contributes to our brand awareness with dealers and consumers. We are able to build on this brand recognition and support through a series of marketing initiatives coordinated with our dealers or executed directly by us. Our marketing efforts are conducted using an array of strategies, which include digital advertising, social media engagement, advertisements in endemic media and the sponsorship of grass-roots boating and watersport events. Additionally, our boats, their innovative features, our sponsored athletes and our dealers all frequently win industry awards, which we believe further boosts our brand recognition and reputation for excellence. We believe our marketing strategies and accomplishments enhance our profile in the industry, strengthen our credibility with consumers and dealers, and increase the appeal of our brands.

Diverse Product Offering. Our acquisition of Cobalt broadens our product portfolio, allowing us to engage consumers in multiple categories within the recreational powerboat industry. Malibu operates in the performance sport boat category, controlling the highest market share. Cobalt is the market leader in the 24’—29’ segment of the sterndrive category, and has recently expanded its product portfolio beyond traditional sterndrive boats with the introduction of its wake surfing and outboard product lines, increasing Cobalt’s addressable market. Overall, we believe our acquisition of Cobalt diversifies our product offering and consumer base, while simultaneously building a collectively stronger boat manufacturer.

Compelling Margins and Cash Flow. Our net income margin was 8.0% and 10.1% for fiscal year 2016 and for the nine months ended March 31, 2017, respectively. Our adjusted EBITDA margin was 19.1% and 19.5% for fiscal year 2016 and for the nine months ended March 31, 2017, respectively. We also produced $35.6 million and $30.6 million net cash from operating activities for fiscal year 2016 and for the nine months ended March 31, 2017, respectively. We have previously executed, and continue to execute, on an array of initiatives focused on reducing our costs and improving the efficiency of our manufacturing process, enabling us to maintain attractive margins and strong cash flows. These efforts include vertical integration of engines, trailers, towers and tower accessories production, giving us the ability to increase incremental margin per boat sold. In addition, our low capital expenditure requirements and highly efficient working capital cycle have allowed us to generate significant excess cash flow from operations, excluding one-time litigation costs incurred in each of fiscal year 2016 and the nine months ended March 31, 2017. We believe our strong cash flow increases our financial stability and provides us with more flexibility to invest in growth initiatives. We further believe our experience implementing operational improvements and vertical integration initiatives to expand margin will positively impact the performance of our recently acquired Cobalt subsidiary. Significant opportunities for operational and financial improvement exist within the Cobalt business and include sourcing and procurement, lamination, assembly processes personnel management, and vertical integration.

Highly Experienced Management Team. Our experienced management team has demonstrated its ability to navigate various economic cycles, identify, create and integrate new product innovations, improve financial performance, optimize operations, enhance our distribution model and recruit top industry talent. Our Chief Executive Officer, Jack Springer, joined Malibu Boats in 2009 and has assembled an executive team with strong, complementary talents and experience.

This team has led a workforce that we believe has produced superior results, including market share gains, sales growth and profitability improvement.

Our Strategy

We intend to capitalize on the recovery in the recreational powerboat industry through the following strategies:

Continue to Develop New and Innovative Products in Our Categories. We intend to continue developing and introducing new and innovative products—both new boat models to better address a broader range of consumers and new features to deliver better performance, functionality, convenience, comfort and safety to our consumers. We believe that new products and features are important to the growth of our market share, the continued expansion of our categories and our ability to maintain attractive margins.

Our product development strategy consists of a two-pronged approach. First, we seek to introduce new boat models to target unaddressed or underserved segments of the recreational powerboat industry, while also updating and refreshing our existing boat models regularly. For example, we introduced Axis-branded boats starting in 2009 to address the entry-level segment of the performance sport boat category, we launched the Malibu Wakesetter MXZ product line in 2012 to enter the premium “picklefork” bow design segment of the performance sport boat category, and we released the Malibu M235 in 2016 to deliver luxury and performance in the ultra-premium segment of the performance sport boat category. Second, we seek to develop and integrate innovative new features into our boats, such as Surf Gate, Malibu Touch Command and Power Wedge. Over the past two years, we have continued these strategies by introducing eight new models, including three in the Axis line, and we have enhanced our optional feature offerings with the new Power Wedge II and the industry’s first 12-inch touchscreen dash system. For our 2017 model year, we released the Wakesetter 22 MXZ, the Wakesetter 24 MXZ, the Wakesetter 21VLX and the Malibu Response TXi. We intend to continue releasing new products and features multiple times during the year, which we believe enhances our reputation as a leading-edge boat manufacturer and provides us with a competitive advantage. For our 2018 model year, which began July 1, 2017, we released the newly redesigned Wakesetter 23 LSV, Axis T22 and the Axis A24 and, in November 2017, we expect to launch a new Malibu model. In addition, our initiative to produce our own engines, announced in November 2016, is well underway and we expect to continue our vertical integration strategy focused on delivering better quality and value to our consumers while enhancing margins.

Our recent acquisition of Cobalt is consistent with this strategy, given Cobalt’s strong track record of producing innovative new products and refreshing existing boat models. Cobalt has established a leading market position in the sterndrive category, having progressively updated its portfolio with new models in line with emerging industry trends. In 2017, Cobalt launched a series of Cobalt-branded outboard propulsion models to expand its addressable market. Cobalt has been able to achieve growth in recent years partly by pivoting and expanding into the performance sport boat category through its new Cobalt Surf series, combining new surf features into successful preexisting CS3, R3, R5 and R7 models.

Further Strengthen Our Dealer Network. Our goal is to achieve and maintain leading market share in each of the categories in which we operate. We continually assess our distribution network and believe we take the actions necessary to achieve our goal. We intend to strengthen our current footprint by selectively recruiting market-leading dealers who currently sell our competitors’ products. In addition, we plan to continue expanding our dealer network in certain geographic areas to increase consumer access and service in strategic markets. Our recent acquisition of Cobalt improves our overall dealer network, as Cobalt distributes through a large percentage of dealers with #1 or #2 market share in their respective markets. We believe our targeted initiatives to enhance and grow our dealer network organically and our integration of Cobalt’s dealer network will increase unit sales in the future.

Continue to Seek Vertical Integration Opportunities. Over the past several years, we have focused on expanding our vertical integration capabilities, having brought in-house the production of towers and tower accessories, trailers, machined and billet parts, and, most recently, we announced an initiative to begin marinizing engines for our Malibu and Axis brand boats. Additional vertical integration opportunities exist, and we are aggressively monitoring these opportunities. With our recent acquisition of Cobalt, we believe opportunities exist to leverage Malibu’s vertical integration investments, including manufacturing towers and tower accessories, trailers, and machined and billet parts for Cobalt boats.

Selectively Pursue Strategic Acquisitions. One of our growth strategies is to drive growth in our business through targeted acquisitions that add value while considering our existing brands and product portfolio. We have focused on growth through acquisitions both domestically and abroad, as evidenced by our recent acquisition of Cobalt and our October 2014 acquisition of our Australian licensee. The primary objectives of our acquisitions are to expand our presence in new or adjacent categories, to expand into other product lines and business that may benefit from our operating strengths, and to increase the size of our addressable market. When we identify potential acquisitions, we attempt to target companies with a leading market share, strong cash flows, and an experienced management team and workforce that provide a fit with our existing operations. After completing an acquisition, we focus on integrating the company with our existing business to provide additional value to the combined entity through cost savings and revenue synergies, such as the optimization of manufacturing operations, improved processes around product development, enhancement of our existing dealer distribution network, administrative cost savings, shared procurement, vertical integration and cross-selling opportunities.

Accelerate International Expansion. Based on our U.S. leadership position, brand recognition, diverse, innovative product offering and distribution strengths, we believe that we are well-positioned to increase our international sales. Our 48% market share of performance sport boat exports to international markets for the twelve months ended March 31, 2017 was the highest among U.S. manufacturers and is supported by an extensive international distribution network of 59 international dealer locations for our Malibu and Axis brand boats. We believe we can increase our international sales by both promoting our products in developed markets where we have a well-established dealer base, such as Western Europe, and by penetrating new and emerging markets where we expect rising consumer incomes to increase demand for recreational products, such as Asia and South America. Our recent acquisition of Cobalt also expands the product offering that we may offer to dealers and allows us the ability to cross-sell into our existing dealer networks where appropriate.

Our Market Opportunity

During calendar year 2016, retail sales of new recreational powerboats in the United States totaled $8.2 billion. Of the recreational powerboat categories defined and tracked by the NMMA, our core market corresponds most directly to the inboard ski/wakeboard category, which we refer to as the performance sport boat category. We serve this category through our Malibu, Axis and

Cobalt brands. Through our Cobalt brand, we also now directly access the larger outboard and sterndrive categories, which together accounted for more than $5.5 billion of retail sales in calendar year 2016. Combined, our product portfolio allows us to meaningfully access an addressable market that represented nearly $6.6 billion in retail sales in 2016. The following table illustrates the size of our addressable market in units and retail sales for calendar year 2016 according to NMMA:

Recreational Powerboat Category	Unit Sales	Retail Sales
		(Dollars in millions)
Outboard	160,900	$4,659
Sterndrive	12,200	878
Performance sport boat	8,700	818
Jet boat	5,000	205

Total addressable market	186,800	$6,560

We believe we are well-positioned to benefit from trends in our addressable market, including:

Improving Macroeconomic Environment Driving Increased Consumer Demand for Boats. Following the economic downturn, the recreational powerboat industry has grown and is projected to continue to recover by the NMMA. While domestic sales of recreational powerboats in 2016 grew to approximately 187,300 units, they remained 37% below historical peak 2006 sales volume of approximately 298,000 units. Within our primary category, performance sport boats, units grew to approximately 8,700 in 2016, 34% below the category’s historical peak 2006 sales volume of 13,100. We believe there remains significant opportunity for growth from increased consumer demand in the recreational powerboat industry as the economy improves, but there are numerous variables that have potential to impact future growth.

Size and Strong Growth of Outboard Category. The outboard category of the recreational powerboat industry is the largest category, measured both by unit sales and retail sales. In 2016, outboard boats represented approximately 86% of total units sold and approximately 71% of total retail sales in the United States. Additionally, the outboard category has been one of the strongest performers of the recreational powerboat industry over the past several years. The chart below illustrates the performance of the outboard category based on retail sales since 2010, growing, on average, 7.4% in each of the past six years:

U.S. Outboard Retail Sales

With our recent Cobalt acquisition, we now have a product line designed specifically to target the outboard category of the recreational powerboat industry. We believe the outboard category will continue to be the largest and one of the strongest categories of the recreational powerboat industry, and that significant opportunity remains for us to enhance our outboard product portfolio and dealer distribution network to capitalize on the outboard category’s performance.

Increasing Ages of Used Boats Driving New Boat Sales. In 2016, according to NMMA retail sales data, new recreational powerboats accounted for approximately one out of five recreational powerboat sales in the United States compared to an average of approximately one out of four between 2002 and 2008. We believe the shift toward purchasing more used boats during the economic downturn helped cause the average age of recreational powerboats in use to increase from 15 years in 1997 to over 21 years today. We believe that as the recreational powerboat industry continues its ongoing recovery and older boats reach the end of their usable lives, we expect consumer purchases of new boats will shift back toward historic levels benefiting new boat manufacturers.

Employees

As of July 31, 2017, we employed 1,244 people, 492 of whom work at our Malibu facilities in Tennessee, 640 of whom work at our Cobalt facilities in Kansas, 43 of whom work at our Malibu California site, 64 of whom work at our Malibu Australia facility and 5 who work remotely. As of July 31, 2017, approximately 13.5% of our employees were salaried and 86.5% were hourly workers. As of June 30, 2016, we had 540 employees. We believe we maintain excellent relations with our employees.

THE OFFERING

Class A Common Stock offered by us	2,000,000 shares.

Option to purchase additional Class A Common Stock offered by us	300,000 shares.

Class A Common Stock to be outstanding after the offering	19,987,030 shares (or 20,287,030 shares if the underwriters exercise their option to purchase additional Class A Common Stock in full).

Class B Common Stock outstanding after the offering	18 shares, or one share for every holder of LLC Units.

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $47.3 million (or $54.5 million if the underwriters exercise their option to purchase additional shares of Class A Common Stock in full).

We intend to use all of the net proceeds from this offering, up to $50.0 million, to repay amounts outstanding on the term loans of Malibu Boats, LLC, our wholly owned subsidiary, and to use the remaining net proceeds, if any, for general working capital purposes. See “Use of Proceeds.”

Conflicts of Interest	As described in “Use of Proceeds,” we intend to contribute all of the net proceeds from this offering, up to $50.0 million, to the LLC, which will in turn apply the net proceeds to repay amounts outstanding on the term loans of Malibu Boats, LLC. Affiliates of certain of the underwriters are lenders under the term loans and, in such capacity, may receive a portion of the net proceeds from this offering. Such repayment to affiliates of certain of the underwriters may constitute more than 5% of the net proceeds of this offering. Consequently, this offering will be made in compliance with the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The appointment of a “qualified independent underwriter” is not required in connection with this offering, because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Underwriting (Conflict of Interest).”

Listing	Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “MBUU.”

Risk factors	Investing in our Class A Common Stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our Class A Common Stock in “Risk Factors” beginning on page S-23 of this prospectus supplement and the risk factors included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to read about certain factors you should consider before buying our Class A Common Stock.

In this prospectus supplement, unless otherwise indicated, the number of shares of Class A Common Stock outstanding and the other information based thereon does not reflect, as of August 1, 2017:

•	300,000 shares of Class A Common Stock issuable upon exercise of the underwriters’ option to purchase 300,000 additional shares of Class A Common Stock from us;

•	9,479 shares of Class A Common Stock issuable upon exchange of 9,479 LLC Units; and

•	1,122,849 shares of Class A Common Stock available for future grant or subject to outstanding awards under our Long-Term Incentive Plan (the “Incentive Plan”).

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The summary historical consolidated financial data and other data of Malibu Boats, Inc. below should be read together with “Selected Financial Data,” Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto which appear in the documents incorporated by reference in this prospectus supplement.

We have derived the consolidated statement of income data for the fiscal years ended June 30, 2014, 2015 and 2016 and our consolidated balance sheet data as of June 30, 2015 and 2016 from our audited consolidated financial statements and related notes included in the documents incorporated by reference in this prospectus supplement. We have derived the condensed consolidated statement of income data as of March 31, 2017 and for the nine months ended March 31, 2016 and 2017 from our unaudited condensed consolidated financial statements included in the documents incorporated by reference in this prospectus supplement. Data for the year ended June 30, 2014 reflects information as presented by us for the period after our recapitalization and IPO on February 5, 2014. The unaudited consolidated financial statements reflect, in the opinion of management, all adjustments necessary for the fair presentation of the financial condition and results of operations for such periods. Interim financial statements are not necessarily indicative of results that may be experienced for the full year or any future reporting period. Historical results are not necessarily indicative of results that may be expected for any future period.

The summary historical consolidated financial information below does not reflect the financial results for Cobalt Boats, LLC, which we acquired on July 6, 2017. The audited consolidated financial statements of Cobalt Boats, LLC as of and for each of the fiscal years ended September 30, 2014, 2015 and 2016, the unaudited condensed consolidated financial statements of Cobalt Boats, LLC as of March 31, 2017 and for each of the six months ended March 31, 2016 and 2017, and the unaudited pro forma financial information of Malibu Boats, Inc. giving effect to the acquisition of Cobalt and related transactions as if it occurred on July 1, 2015, in each case together with the notes related thereto, appear in our Current Report on Form 8-K/A filed on July 12, 2017, which is incorporated by reference into this prospectus supplement.

	Fiscal Year Ended June 30,			Nine Months Ended March 31,
	2014	2015	2016	2016	2017
				(Unaudited)
	(Dollars in thousands, except per share data)
Consolidated statement of income data:
Net sales	$190,935	$228,621	$252,965	$186,285	$206,831
Cost of sales	140,141	168,192	186,145	137,290	151,833

Gross profit	50,794	60,429	66,820	48,995	54,998
Operating expenses:
Selling and marketing	6,098	7,007	7,475	5,998	6,362
General and administrative	39,974	19,809	21,265	13,281	15,514
Amortization	5,177	2,463	2,185	1,637	1,649

Operating income (loss)	(455)	31,150	35,904	28,079	31,473

	Fiscal Year Ended June 30,			Nine Months Ended March 31,
	2014	2015	2016	2016	2017
				(Unaudited)
	(Dollars in thousands, except per share data)
Other income (expense):
Other	9	1,650	76	64	116
Interest expense	(2,962)	(954)	(3,884)	(2,927)	(883)

Other income (expense)	(2,953)	696	(3,808)	(2,863)	(767)

Net income (loss) income before provision (benefit) for income taxes	(3,408)	31,846	32,096	25,216	30,706
Income tax provision (benefit)	(2,220)	8,663	11,801	9,011	9,897

Net income (loss)	(1,188)	23,183	20,295	16,205	20,809
Net income attributable to non-controlling interest (1)	3,488	8,522	2,253	1,767	2,115

Net income (loss) attributable to Malibu Boats, Inc.	$(4,676)	$14,661	$18,042	14,438	18,694

	For Period from February 5, 2014 to June 30, 2014
Net income (loss) available to Class A Common Stock per share (2):
Basic	$(0.42)	$0.93	$1.01	$0.80	$1.05
Diluted	$(0.42)	$0.93	$1.01	$0.80	$1.05
Weighted average shares outstanding used in computing net income (loss) per share:
Basic	11,055,310	15,732,531	17,934,580	17,968,106	17,799,221
Diluted	11,055,310	15,741,018	17,985,427	18,022,339	17,887,266
Consolidated balance sheet data:
Total assets	$84,801	$200,314	$220,530	$209,708	$235,024
Total liabilities	56,731	199,029	202,297	204,673	193,204
Total stockholders’/members’ equity	28,070	1,285	18,233	5,035	41,820

	Fiscal Year Ended June 30,			Nine Months Ended March 31,
	2014	2015	2016	2016	2017
				(Unaudited)
	(Dollars in thousands, except share data)
Additional financial and other data:
Unit volume	2,910	3,404	3,569	2,647	2,811
Gross margin	26.6%	26.4%	26.4%	26.9%	27.7%
Adjusted EBITDA (3)	$37,272	$43,648	$48,231	$34,716	$40,257
Adjusted EBITDA margin (3)	19.5%	19.1%	19.1%	18.6%	19.5%
Adjusted Fully Distributed Net Income per share of Class A Common Stock (3)	$0.78	$1.11	$1.32	$0.94	$1.13

(1)	The non-controlling interest represents the portion of earnings or (loss) attributable to the economic interest held by the non-controlling LLC Unit holders. The weighted average non-controlling interest attributable to ownership interests in the LLC was 11.1%, 36.8% and 50.7% for the fiscal years ended June 30, 2016 and 2015 and for the period from February 5, 2014 (the date of our IPO) to June 30, 2014, respectively. The non-controlling interest was 7.4% as of June 30, 2016 and 2015 and 50.7% as of June 30, 2014, respectively. For the nine months ended March 31, 2017 and 2016, the weighted average non-controlling interest attributable to ownership interests in the LLC not directly attributable to us was 7.1% and 7.3%, respectively. The non-controlling interest was 6.6% and 7.3% as of March 31, 2017 and 2016, respectively.
(2)	All earnings prior to February 5, 2014, the date of completion of the IPO, were entirely allocable to the non-controlling interest. As a result, earnings per share information attributable to periods prior to February 5, 2014 are not comparable to earnings per share information attributable to the Company after the IPO and, as such, have been omitted.
(3)	Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted fully distributed net income per share of Class A Common Stock are non-GAAP financial measures. For definitions of adjusted EBITDA, adjusted EBITDA margin, and adjusted fully distributed net income per share of Class A Common Stock and a reconciliation of each to net income, see “GAAP Reconciliation of Non-GAAP Financial Measures” below.

GAAP Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that are used by management as well as by investors, commercial bankers, industry analysts and other users of our financial statements. Management believes Adjusted EBITDA and Adjusted EBITDA margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of the our core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in the our operating results without regard to the our financing methods, capital structure and non-recurring or non-operating expenses.

We define Adjusted EBITDA as earnings or loss before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring and non-operating expenses, including management fees and expenses, certain professional fees, litigation settlement expense, acquisitions and integration-related expenses, non-cash compensation expense, offering expenses and expenses related to our engine development initiative. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA margin are not measures of net (loss) income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful because they allow management to evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods, capital structure and non-recurring and non-operating expenses. We exclude the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors. Adjusted EBITDA has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of our liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies.

The following table sets forth a reconciliation of net (loss) income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA margin for the periods indicated:

	Fiscal Year Ended June 30,			Nine Months Ended March 31,
	2014	2015	2016	2016	2017
	(Dollars in thousands)
Consolidated statement of income data:
Net income (loss)	$(1,188)	$23,183	$20,295	$16,205	$20,809
Income tax expense (benefit)	(2,220)	8,663	11,801	9,011	9,897
Interest expense	2,962	954	3,884	2,927	883
Depreciation	1,600	2,427	3,339	2,449	3,044
Amortization	5,177	2,463	2,185	1,637	1,649
Management fees and expenses (1)	4,584	—	—	—	—
Professional fees and Nautique litigation settlement (2)	2,219	2,654	1,111	622	3,145
PCMW litigation settlement (3)	20,000	—	—	—	—
Marine Power litigation judgment (4)	—	—	3,268	—	(1,330)
Acquisition and integration related expenses (5)	—	1,676	401	401	—
Stock based compensation expense (6)	2,577	1,467	1,947	1,464	1,070
Offering related expenses (7)	1,561	161	—	—	—
Engine development (8)	—	—	—	—	1,090

Adjusted EBITDA	$37,272	$43,648	$48,231	$34,716	$40,257

Adjusted EBITDA margin	19.5%	19.1%	19.1%	18.6%	19.5%

(1)	Represents management fees and out-of-pocket expenses paid pursuant to our management agreement with Malibu Boats Investor, LLC, an affiliate, which was terminated upon the closing of the IPO. Upon termination of the agreement, we paid a one-time termination fee of $3.75 million.
(2)	For the fiscal years ended June 30, 2014, 2015 and 2016, represents legal and advisory fees related to our refinancing activities and legal expenses associated with our litigation with Pacific Coast Marine Windshield Ltd. (“PCMW”), and Nautique Boat Company (“Nautique”), offset by the portion of the $2.3 million settlement received from Nautique for past infringement claims under the Nautique Settlement Agreement entered into on February 6, 2015. For the nine months ended March 31 2016 and 2017, represents legal and advisory fees related to our litigation with MasterCraft Boat Company, LLC (“MasterCraft”).
(3)	Represents a one-time charge related to the settlement of litigation with PCMW on September 15, 2014.

(4)	Represents a one-time charge related to a judgment rendered against us in connection with a lawsuit by Marine Power, a former engine supplier, on August 18, 2016 and the reduction in the one-time charge related to such judgment when the court amended the judgment to $1.9 million.
(5)	Represents legal and advisory fees as well as integration related costs incurred in connection with acquisition activities, including our acquisition of Malibu Boats Pty. Ltd. completed on October 23, 2014.
(6)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC. During the second quarter of fiscal year 2014, we recorded a $1.8 million stock compensation charge as a result of the modification of certain profits interest awards previously granted in 2012 under the first amended and restated limited liability company agreement of the LLC, as amended, in connection with our IPO.
(7)	Includes legal and advisory costs incurred in connection with our equity offerings, equity tender offer and IPO completed in fiscal years 2015 and 2014, respectively. There were no such offerings for fiscal year 2016 or the nine months ended March 31, 2017.
(8)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.

Adjusted Fully Distributed Net Income

We define Adjusted Fully Distributed Net Income as net (loss) income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring and non-cash items, (iii) assuming the exchange of all LLC Units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in the LLC, and (iv) reflecting an adjustment for income tax expense on fully distributed net (loss) income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net (loss) income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC.

We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone.

We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net (loss) income on a consistent basis from period to period because it removes non-cash (such as stock-based compensation) and non-recurring items (such as management fees and expenses), and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC Units into shares of Class A Common Stock.

In addition, because Adjusted Fully Distributed Net Income are susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this prospectus supplement, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.

The following table sets forth a reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Fiscal Year Ended June 30,			Nine Months Ended March 31,
	2014	2015	2016	2016	2017
	(Dollars in thousands)
Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income (loss) attributable to Malibu Boats, Inc.	$(4,676)	$14,661	$18,042	$14,438	$18,694
Income tax provision (benefit)	(2,220)	8,663	11,801	9,011	9,897
Management fees and expenses (1)	4,584	—	—	—	—
Professional fees and Nautique litigation settlement (2)	2,219	2,654	1,111	622	3,145
PCMW litigation settlement (3)	20,000	—	—	—	—
Marine Power litigation judgment (4)	—	—	3,268	—	(1,330)
Engine development (5)	—	—	—	—	1,090
Acquisition and integration related expenses (6)	—	1,676	401	401	—
Fair value adjustment for interest rate swap (7)	—	—	863	685	(941)
Stock based compensation expense (8)	2,577	1,467	1,947	1,464	1,070
Offering related expenses (9)	1,561	161	—	—	—
Net income attributable to non-controlling interest (10)	3,488	8,522	2,253	1,767	2,115

Fully distributed net income before income taxes	27,533	37,804	39,686	28,388	33,740
Income tax expense on fully distributed income before income taxes (11)	9,912	13,420	14,089	10,078	11,978

Adjusted Fully Distributed Net Income	$17,621	$24,384	$25,597	$18,310	$21,762

	Fiscal Year Ended June 30,			Nine Months Ended March 31,
	2014	2015	2016	2016	2017
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted average shares outstanding of Class A Common Stock used for basic net income per share:	11,055,310	15,732,531	17,934,580	17,968,106	17,799,221
Adjustments to weighted average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders (12)	11,373,737	6,194,270	1,407,311	1,407,224	1,364,833
Weighted-average unvested restricted stock awards issued to management (13)	—	—	48,466	—	125,384
Total restricted stock units granted to directors (14)	69,584	—	—	—	—

Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	22,498,631	21,926,801	19,390,357	19,375,330	19,289,438

(1)	Represents management fees and out-of-pocket expenses paid pursuant to our management agreement with Malibu Boats Investor, LLC, an affiliate, which was terminated upon the closing of the IPO. Upon termination of the agreement, we paid a one-time termination fee of $3.75 million.
(2)	For the fiscal years ended June 30, 2014, 2015 and 2016, represents legal and advisory fees related to our refinancing activities and legal expenses associated with our litigation with PCMW and Nautique, offset by the portion of the $2.3 million settlement received from Nautique for past infringement claims under the Nautique Settlement Agreement entered into on February 6, 2015. For the nine months ended March 31 2016 and 2017, represents legal and advisory fees related to our litigation with MasterCraft.
(3)	Represents a one-time charge related to the settlement of litigation with PCMW on September 15, 2014.
(4)	Represents a one-time charge related to a judgment rendered against us in connection with a lawsuit by Marine Power, a former engine supplier, on August 18, 2016 and the reduction in the one-time charge related to such judgment when the court amended the judgment to $1.9 million.
(5)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(6)	Represents legal and advisory fees as well as integration related costs incurred in connection with acquisition activities, including our acquisition of Malibu Boats Pty. Ltd. completed on October 23, 2014.
(7)	Represents the change in the fair value of our interest rate swap entered into on July 1, 2015.
(8)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC. During the second quarter of fiscal year 2014, we recorded a $1.8 million stock compensation charge as a result of the modification of certain profits interest awards previously granted in 2012 under the first amended and restated limited liability company agreement of the LLC, as amended, in connection with our IPO.

(9)	Includes legal and advisory costs incurred in connection with our equity offerings, equity tender offer and IPO completed in fiscal years 2015 and 2014, respectively. There were no such offerings for fiscal year 2016, or the nine months ended March 31, 2017.
(10)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock. Earnings (loss) prior and up to our IPO on February 5, 2014 were entirely allocable to members of the LLC, as such we updated our historical presentation to attribute these earnings (loss) to the non-controlling interest LLC Unit holders.
(11)	Reflects income tax expense at an estimated normalized annual effective income tax rate of 35.5% for fiscal year 2016 and 2015 and for the nine months ended March 31, 2016 and 2017, and 36.0% of income (loss) before income taxes for the fiscal year 2014, in each case assuming the conversion of all LLC Units into shares of Class A Common Stock and the tax impact of excluding offering related expenses. The estimated normalized annual effective income tax rate is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code of 1986, as amended, and foreign income taxes attributable to our Australian based subsidiary.
(12)	Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(13)	Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.
(14)	Represents the total restricted stock units granted to directors during the applicable period that were convertible into Class A Common Stock.

The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

		Fiscal Year Ended June 30,		Nine Months Ended March 31,
	For Period from February 5, 2014 to June 30, 2014	2015	2016	2016	2017
Net income (loss) available to Class A Common Stock per share	$(0.42)	$0.93	$1.01	$0.80	$1.05
Impact of adjustments:
Income tax provision (benefit)	(0.20)	0.55	0.66	0.50	0.56
Management fees and expenses (1)	0.41	—	—	—	—
Professional fees and Nautique litigation settlement (2)	0.20	0.17	0.06	0.03	0.18
PCMW litigation settlement (3)	1.81	—	—	—	—
Marine Power litigation judgment (4)	—	—	0.18	—	(0.07)
Acquisition and integration related expenses (5)	—	0.11	0.02	0.02	—
Fair value adjustment for interest rate swap (6)	—	—	0.05	0.04	(0.05)
Stock based compensation expense (7)	0.23	0.09	0.11	0.08	0.06
Offering related expenses (8)	0.14	0.01	—	—	—
Engine development (9)	—	—	—	—	0.06
Net income attributable to non-controlling interest (10)	0.32	0.54	0.13	0.10	0.12

Fully distributed net income per share before income taxes	2.49	2.40	2.21	1.58	1.90
Impact of income tax expense on fully distributed income before income taxes (11)	(0.90)	(0.85)	(0.79)	(0.56)	(0.67)
Impact of increased share count (12)	(0.81)	(0.44)	(0.11)	(0.08)	(0.09)

Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$0.78	$1.11	$1.32	$0.94	$1.13

(1)	Represents management fees and out-of-pocket expenses paid pursuant to our management agreement with Malibu Boats Investor, LLC, an affiliate, which was terminated upon the closing of the IPO. Upon termination of the agreement, we paid a one-time termination fee of $3.75 million.
(2)	For the fiscal years ended June 30, 2014, 2015 and 2016, represents legal and advisory fees related to our refinancing activities and legal expenses associated with our litigation with PCMW and Nautique, offset by the portion of the $2.3 million settlement received from Nautique for past infringement claims under the Nautique Settlement Agreement entered into on February 6, 2015. For the nine months ended March 31 2016 and 2017, represents legal and advisory fees related to our litigation with MasterCraft.
(3)	Represents a one-time charge related to the settlement of litigation with PCMW on September 15, 2014.
(4)	Represents a one-time charge related to a judgment rendered against us in connection with a lawsuit by Marine Power, a former engine supplier, on August 18, 2016 and the reduction in the one-time charge related to such judgment when the court amended the judgment to $1.9 million.
(5)	Represents legal and advisory fees as well as integration related costs incurred in connection with acquisition activities, including our acquisition of Malibu Boats Pty. Ltd. completed on October 23, 2014.
(6)	Represents the change in the fair value of our interest rate swap entered into on July 1, 2015.

(7)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC. During the second quarter of fiscal year 2014, we recorded a $1.8 million stock compensation charge as a result of the modification of certain profits interest awards previously granted in 2012 under the first amended and restated limited liability company agreement of the LLC, as amended, in connection with our IPO.
(8)	Includes legal and advisory costs incurred in connection with our equity offerings, equity tender offer and IPO completed in fiscal years 2015 and 2014, respectively. There were no such offerings for fiscal year 2016, or the nine months ended March 31, 2017.
(9)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(10)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock. Earnings (loss) prior and up to our IPO on February 5, 2014 were entirely allocable to members of the LLC, as such we updated our historical presentation to attribute these earnings (loss) to the non-controlling interest LLC Unit holders.
(11)	Reflects income tax expense at an estimated normalized annual effective income tax rate of 35.5% for fiscal year 2016 and 2015 and for the nine months ended March 31, 2016 and 2017, and 36.0% of income (loss) before income taxes for the fiscal year 2014, in each case assuming the conversion of all LLC Units into shares of Class A Common Stock and the tax impact of excluding offering related expenses. The estimated normalized annual effective income tax rate is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code of 1986, as amended, and foreign income taxes attributable to our Australian based subsidiary.
(12)	Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to our directors and members of management.

RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. You should carefully consider the following risk factors, as well as other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before deciding whether to invest in shares of our Class A Common Stock. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” The occurrence of any of the events described below could harm our business, financial condition, results of operations and growth prospects. In such an event, the trading price of our Class A Common Stock may decline and you may lose all or part of your investment.

Risks Related to Our Offering

Our stock price may be volatile and you may be unable to sell your shares at or above the offering price.

The market price of our Class A Common Stock could be subject to wide fluctuations in response to the many risk factors listed in this section, and others beyond our control, including:

•	our ability to integrate our recent acquisition of Cobalt into our business;

•	general economic, market and industry conditions;

•	actual or anticipated fluctuations in our financial condition and results of operations;

•	addition or loss of consumers or dealers;

•	actual or anticipated changes in our rate of growth relative to our competitors;

•	additions or departures of key personnel;

•	failure to introduce new products, or for those products to achieve market acceptance;

•	disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain or maintain intellectual property protection for our technologies;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	changes in applicable laws or regulations;

•	issuance of new or updated research or reports by securities analysts;

•	sales of our Class A Common Stock by us or our stockholders;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares; and

•	the expiration of contractual lock-up agreements with our executive officers, directors and certain of our stockholders.

Further, the stock markets may experience extreme price and volume fluctuations that can affect the market prices of equity securities. These fluctuations can be unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, could harm the market price of our Class A Common Stock.

If the market price of our Class A Common Stock after this offering does not exceed the offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could harm our business.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Class A Common Stock will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish research or reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Future sales of our Class A Common Stock in the public market could cause our share price to fall.

Sales of a substantial number of shares of our Class A Common Stock in the public market after this offering, or the perception that these sales might occur, could depress the market price of our Class A Common Stock and could impair our ability to raise capital through the sale of additional equity securities. Upon the closing of this offering, we will have 19,987,030 shares of Class A Common Stock outstanding, assuming no exercise of the underwriters’ option to purchase additional shares.

All of the Class A Common Stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act. After this offering, 156,336 shares of Class A Common Stock outstanding and 1,065,191 LLC units outstanding will be restricted as a result of securities laws, lock-up agreements or other contractual restrictions that restrict transfers for at least 60 days after the date of this prospectus supplement, subject to certain extensions.

Our governing documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock.

Our certificate of incorporation and bylaws contain certain provisions that could delay or prevent a change in control. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include, without limitation:

•	a classified board structure;

•	a requirement that stockholders must provide advance notice to propose nominations or have other business considered at a meeting of stockholders;

•	supermajority stockholder approval to amend our bylaws or certain provisions in our certificate of incorporation; and

•	authorization of blank check preferred stock.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding Class A Common Stock, from engaging in certain business combinations without the approval of substantially all of our stockholders for a certain period of time.

These and other provisions in our certificate of incorporation, bylaws and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay for shares of our Class A Common Stock in the future and result in the market price being lower than it would be without these provisions. For more information, see “Description of Capital Stock—Anti-Takeover Provisions” in the accompanying prospectus.

We currently do not intend to pay dividends on our Class A Common Stock and, consequently, your only opportunity to achieve a return on your investment is if the price of our Class A Common Stock appreciates.

We currently do not plan to declare or pay dividends on shares of our Class A Common Stock in the foreseeable future. Further, because we are a holding company, our ability to pay dividends depends on our receipt of cash distributions from the LLC and the LLC also relies on its subsidiaries for receipt of cash for distributions. This may further restrict our ability to pay dividends as a result of the laws of the jurisdiction of organization of the LLC and its subsidiaries, agreements of the LLC or its subsidiaries or covenants under our, the LLC’s or its subsidiaries’ existing or future indebtedness. For example, the credit facility of Malibu Boats, LLC generally prohibits the LLC, Malibu Boats, LLC and Malibu Domestic International Sales Corp. from paying dividends or making distributions. The credit facility permits, however, (i) distributions based on a member’s allocated taxable income, (ii) distributions to fund payments that are required under the LLC’s tax receivable agreement, (iii) purchase of stock or stock options of the LLC from former officers, directors or employees of loan parties or payments pursuant to stock option and other benefit plans up to $2,000,000 in any fiscal year, and (iv) share repurchase payments up to $20,000,000 in any fiscal year subject to one-year carry forward and compliance with other financial covenants. In addition, the LLC may make dividends and distributions of up to $6,000,000 in any fiscal year, subject to compliance with other financial covenants. Consequently, your only opportunity to achieve a return on the shares you purchase in this offering will be if the market price of our Class A Common Stock appreciates and you sell your shares at a profit. We cannot assure you that the price of our Class A Common Stock in the market after this offering will ever exceed the price that you pay.

We incur significant increased costs as a result of being a public company, and our management devotes substantial time to comply with the laws and regulations affecting public companies. We expect our costs to increase after we are no longer an emerging growth company.

We became a public company on January 30, 2014. As a public company, we have incurred significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements, in order to comply with the rules and regulations imposed by the Sarbanes-Oxley Act, as well as rules implemented by the SEC and Nasdaq. We expect these costs to increase after we cease to qualify as an emerging growth company. Our management and other personnel devote a substantial amount of time to these compliance initiatives and our legal and accounting compliance costs have increased. It is likely that we will need to hire additional staff in the areas of investor relations, legal and accounting as we continue to operate as a public company. We also believe it is more difficult and expensive for us to obtain director and liability insurance as a public company, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur in the future or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls over financial reporting and disclosure controls and procedures. In particular, as a public company, we are required to perform system and process evaluations and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. As an emerging growth company, we are not required to comply with the auditor attestation provisions of Section 404. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 requires that we incur substantial accounting expense and management time on compliance-related issues. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause our stock price to decline.

When we cease to qualify as an emerging growth company, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

Risks Related to our Recent Acquisition of Cobalt

Our results after the acquisition of Cobalt may suffer if we do not effectively manage our expanded operations following the acquisition.

The size of our business has increased significantly as a result of our acquisition of Cobalt. Our future success depends, in part, upon our ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of additional operations and associated increased costs and complexity. There can be no assurances we will be successful or that we will realize the expected benefits currently anticipated from the acquisition of Cobalt.

We have and will continue to incur significant acquisition-related integration costs in connection with the acquisition of Cobalt and significant transaction expenses in connection with the negotiation and consummation of the acquisition of Cobalt and the related financing transactions.

We are currently implementing a plan to integrate the operations of Cobalt. In connection with that plan, we anticipate that we will incur certain non-recurring charges in connection with the integration of Cobalt; however, we cannot identify the timing, nature and amount of all such charges as of the date of this prospectus supplement. Further, we have incurred significant transaction costs relating to negotiating and completing the acquisition of Cobalt. These integration costs and transaction expenses will be charged as an expense in the period incurred. The significant transaction costs and integration costs could materially affect our results of operations in the period in which such charges are recorded. Although we believe that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the business, will offset incremental transaction and integration costs over time, this net benefit may not be achieved in the near term, or at all.

The Cobalt business may underperform relative to our expectations.

We may not be able to maintain the levels of revenue, earnings or operating efficiency that we and Cobalt have achieved or might achieve separately. The business and financial performance of Cobalt are subject to certain risks and uncertainties, including the risk of the loss of, or changes to, its relationships with its dealers and suppliers, increased product liability and warranty claims, and negative publicity or other events that could diminish the value of the Cobalt brand. We may be unable to achieve the same growth, revenues and profitability that Cobalt has achieved in the past.

The pro forma financial information incorporated by reference into this prospectus may not be indicative of our future results.

The pro forma financial information we have incorporated by reference into this prospectus may not reflect what our results of operations, financial position and cash flows would have been after giving effect to the acquisition of Cobalt and the related financing during the periods presented or be indicative of what our results of operations, financial position and cash flows may be in the future. We have made adjustments based upon available information and made assumptions that we believe are reasonable to reflect these factors, among others, in the pro forma financial information. However, our assumptions may not prove to be accurate and, accordingly, the pro forma information may not be indicative of what our results of operations, cash flows or financial condition actually would have been after giving effect to the acquisition of Cobalt and the related financing nor be a reliable indicator of what our results of operations, cash flows and financial condition actually may be in the future.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $47.3 million (or $54.5 million if the underwriters exercise their option to purchase additional shares of Class A Common Stock in full). We intend to contribute all of the net proceeds from this offering, up to $50.0 million, to Malibu Boats Holdings, LLC, which will in turn apply the net proceeds to repay amounts outstanding on the term loans of Malibu Boats, LLC, our wholly owned subsidiary, and to use the remaining net proceeds, if any, for general working capital purposes.

As of August 4, 2017, Malibu Boats, LLC had $160.0 million of borrowings outstanding under its credit facility, comprised of $160.0 million under the term loan facility portion of the credit facility. The majority of the outstanding borrowings under the term loan facility were incurred to fund the acquisition of Cobalt. The interest rates applicable to borrowings outstanding under the credit facility are, at Malibu Boats, LLC’s option, equal to either (i) the highest of the prime rate, the Federal Funds Rate plus 0.5%, or one-month LIBOR plus 1% (the “Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 1.75% to 3.00% with respect to LIBOR borrowings and 0.75% to 2.00% with respect to Base Rate borrowings. The applicable margin is based on the consolidated leverage ratio of the Malibu Boats, LLC and its subsidiaries calculated on a consolidated basis. Malibu Boats, LLC is also be required to pay a commitment fee for the unused portion of the revolving credit facility and on the daily amount of the unused delayed draw term loan during the availability period, which will range from 0.25% to 0.50% per annum, depending on the LLC’s and its subsidiaries’ consolidated leverage ratio. The term loans may be prepaid at any time without any penalties. The credit facility has a maturity date of July 1, 2022.

Affiliates of certain of the underwriters are lenders under the term loans of Malibu Boats, LLC and, in such capacity, may receive a portion of the net proceeds from this offering. See “Underwriting (Conflict of Interest).”

CAPITALIZATION

The table below sets forth our capitalization as of March 31, 2017:

•	on a historical basis;

•	on a pro forma basis, giving effect to the acquisition of Cobalt and related financing as if it occurred on March 31, 2017;

•	on an as adjusted basis giving effect to the application of the proceeds from this offering as described in “Use of Proceeds”; and

•	on a pro forma as adjusted basis giving effect to the acquisition of Cobalt and related financing as if it occurred on March 31, 2017 and to the application of the proceeds from this offering as described in “Use of Proceeds.”

You should read this table together with “Use of Proceeds,” and “Summary Historical Consolidated Financial Data” appearing elsewhere in this prospectus supplement.

	As of March 31, 2017
	Actual	Pro forma Combined (1)	Actual As Adjusted	Pro Forma Combined As Adjusted
	(Unaudited) (Dollars in thousands, except per share data)
Cash	$32,295	$6,523	$32,295	$6,523
Total debt, including current maturities (2)	55,152	158,964	7,850	111,662
Total stockholders’ equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 17,930,617 issued and outstanding, actual, 17,969,979 issued and outstanding on a pro forma basis, 19,930,617 shares issued and outstanding as adjusted, and 19,969,979 shares issued and outstanding on a pro forma as adjusted basis	179	180	199	200
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 19 shares issued and outstanding (3)	—	—	—	—
Preferred Stock, par value $0.01 per share, 25,000,000 shares authorized; no shares issued and outstanding	—	—	—	—
Additional paid-in capital (4)	50,545	51,545	97,827	98,827
Accumulated other comprehensive loss	(2,093)	(2,093)	(2,093)	(2,093)
Accumulated deficit (5)	(9,585)	(10,498)	(9,585)	(10,498)

Total stockholders’ equity attributable to Malibu Boats, Inc.	39,046	39,134	86,348	86,436
Non-controlling interest (6)	2,774	2,774	2,774	2,774

Total stockholders’ equity	$41,820	$41,908	$89,122	$89,210

Total capitalization	$96,972	$200,872	$96,972	$200,872

(1)	On July 6, 2017, we completed our acquisition of Cobalt. We paid a purchase price of $130.0 million, which is subject to certain adjustments, including customary adjustments for the amount of working capital in the business at the closing date and subject to adjustment for any judgment or settlement in connection with a pending litigation matter between Cobalt and Sea Ray Boats, Inc. and Brunswick Corporation. We paid $1.0 million of the purchase price in newly issued shares of Class A common stock to William Paxson St. Clair, Jr. and paid the balance of the purchase price with borrowings under the term loans of Malibu Boats, LLC.
(2)	In connection with the acquisition of Cobalt, the credit facility of Malibu Boats, LLC was amended such that it has a revolving credit facility with available borrowing capacity of $35.0 million and a term loan facility in an aggregate principal amount of $160.0 million, of which $55.0 million of the term loan facility was drawn on June 28, 2017 to refinance the loans under our prior credit facility and $105.0 million was drawn on July 6, 2017 to fund the purchase price for the acquisition of Cobalt. There were no amounts outstanding under Malibu Boats, LLC’s revolving credit facility as of August 4, 2017.
(3)	As of August 1, 2017, there were 18 shares of Class B Common Stock issued and outstanding.
(4)	Pro forma combined additional paid-in-capital gives effect to our issuance of 39,262 shares in connection with the acquisition of Cobalt. Actual as adjusted additional paid-in capital reflects the issuance of Class A common stock in this offering, and adjustments for estimated costs and expenses directly attributable to this offering. Pro forma combined as adjusted gives effect to each of the adjustments in the preceding two sentences.
(5)	Pro forma combined accumulated deficit reflects the elimination of the historical owners’ equity interest in Cobalt Boats, LLC and a pro forma adjustment to reflect a write down of debt issuance costs for our previously existing credit facility of $0.9 million in connection with our refinancing of our credit facility in connection with the acquisition of Cobalt. Actual as adjusted accumulated deficit reflects the portion of additional paid-in capital including these items attributable to our non-controlling interest in the LLC after giving effect to this offering as well as estimated costs and expenses other than underwriting discounts and commissions, payable by us in connection with this offering. Pro forma combined as adjusted gives effect to each of the adjustments in the preceding two sentences.
(6)	Pro forma combined non-controlling interest reflects the net effect of adjustments on additional paid in capital and accumulated earnings multiplied by the percentage ownership not directly attributable to Malibu Boats, after giving effect to the acquisition of Cobalt, or 6.6%. Actual as adjusted non-controlling interest reflects the net effect of adjustments on additional paid-in capital and accumulated earnings multiplied by the percentage ownership not directly attributable to Malibu Boats after giving effect to this offering, or 5.9%. Pro forma combined as adjusted non-controlling interest reflects the net effect of adjustments on additional paid in capital and accumulated earnings multiplied by the percentage ownership not directly attributable to Malibu Boats, after giving effect to the acquisition of Cobalt and this offering, or 5.9%.

PRICE RANGE OF CLASS A COMMON STOCK

Our Class A Common Stock has been listed on the Nasdaq Global Select Market under the symbol “MBUU” since January 31, 2014. Prior to that date, there was no public trading market for our Class A Common Stock. The following table sets forth, for the periods indicated, the high and low sales prices of our Class A Common Stock as reported by the Nasdaq Global Select Market:

2016	High	Low
First Quarter of Fiscal 2016	$21.47	$13.57
Second Quarter of Fiscal 2016	$16.83	$12.90
Third Quarter of Fiscal 2016	$16.71	$11.97
Fourth Quarter of Fiscal 2016	$18.08	$11.38

2017	High	Low
First Quarter of Fiscal 2017	$16.78	$12.13
Second Quarter of Fiscal 2017	$20.10	$14.12
Third Quarter of Fiscal 2017	$22.95	$17.17
Fourth Quarter of Fiscal 2017	$29.50	$21.39

2018	High	Low
First Quarter of Fiscal 2018 (through August 8, 2017)	$29.23	$25.90

On August 8, 2017, the last publicly reported sale price on the Nasdaq Global Select Market of our Class A Common Stock was $27.16 per share. As of August 1, 2017, we had approximately 5 holders of record of our Class A Common Stock and 18 holders of record of our Class B Common Stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

Malibu Boats has never declared or paid any cash dividends on its capital stock. We currently anticipate that we will retain all of our future earnings for use in the expansion and operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable law and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. In addition, the credit facility restricts our ability to pay dividends on our capital stock in certain cases.

Malibu Boats is a holding company and has no material assets other than its ownership of LLC Units. We intend to cause the LLC to make distributions to us in an amount sufficient to cover cash dividends, if any, declared by us. If the LLC makes such distributions to Malibu Boats, the other holders of LLC Units will be entitled to receive equivalent distributions on a pro rata basis.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences generally applicable to non-U.S. holders (as defined below) with respect to the beneficial ownership and disposition of shares of our Class A Common Stock, but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is based on current provisions of the Code, final, temporary or proposed U.S. Department of the Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to non-U.S. holders who purchase our Class A Common Stock issued pursuant to this offering and who hold shares of our Class A Common Stock as capital assets (within the meaning of Section 1221 of the Code).

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. federal estate or gift tax laws or tax considerations arising under the laws of any non-U.S., state or local jurisdiction. This discussion also does not address tax considerations applicable to a non-U.S. holder subject to special treatment under the U.S. federal income tax laws, including without limitation:

•	banks, insurance companies or other financial institutions;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons that own, or have owned, actually or constructively, more than 5% of our Class A Common Stock; and

•	persons that will hold Class A Common Stock as a position in a hedging transaction, “straddle” or “conversion transaction” for tax purposes.

Accordingly, we urge prospective investors to consult with their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our Class A Common Stock.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds shares of our Class A Common Stock, the tax treatment of a partner in the partnership (or member in such other entity) will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership (or such other entity) holding shares of our Class A Common Stock should consult its own tax advisors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of Non-U.S. Holder

In general, a “non-U.S. holder” is any beneficial owner of our Class A Common Stock that is not a U.S. person. A “U.S. person” is any of the following:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia (or entity treated as such for U.S. federal income tax purposes);

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Department of the Treasury regulations to be treated as a U.S. person.

Distributions on Our Class A Common Stock

As described in the section titled “Dividend Policy,” we currently do not anticipate paying dividends on our Class A Common Stock in the foreseeable future. If, however, we make cash or other property distributions on our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted tax basis in our Class A Common Stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our Class A Common Stock and will be treated as described below under “—Gain on Sale or Other Disposition of Our Class A Common Stock.”

Any dividend paid to a non-U.S. holder of our Class A Common Stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalties of perjury, such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders are encouraged to consult their tax advisors regarding possible entitlement to benefits under a tax treaty.

If a non-U.S. holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with such holder’s conduct of a trade or business within the United States, the dividend will not be subject to the aforementioned U.S. federal withholding tax. Instead, the dividend generally will be subject to U.S. federal income tax in the manner described below under “—Effectively Connected Income.”

Gain on Sale or Other Disposition of Our Class A Common Stock

Except as otherwise discussed below, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Class A Common Stock unless:

•	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (or, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•	we are or have been a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes. We do not believe we are or will become a USRPHC.

Gain described in the first bullet point above will be subject to U.S. federal income tax in the manner described below under “—Effectively Connected Income.” A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the sale, exchange, or other taxable disposition, which may be offset by U.S. source capital losses of the non-U.S. holder.

Effectively Connected Income

Any dividend with respect to, or gain realized upon the sale, exchange or other taxable disposition of, our Class A Common Stock that is effectively connected with a trade or business carried on by a non-U.S. holder within the United States (or, if an income tax treaty applies, that is attributable to a permanent establishment maintained by such non-U.S. holder in the United States) will be subject to U.S. federal income tax, based on the non-U.S. holder’s net income, generally in the same manner as if the non-U.S. holder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a non-U.S. holder that is a corporation, such corporate non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), subject to certain adjustments. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, annual reporting to the IRS and to each non-U.S. holder will be required as to the amount of dividends paid to such non-U.S. Holder and the tax withheld, if any, with respect to such dividends. This information also may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding generally will not apply to distributions to a non-U.S. holder of our Class A Common Stock if the non-U.S. holder properly certifies as to its non-U.S. status, generally on an applicable IRS Form W-8, such as IRS Form W-8BEN, W-8BEN-E or W-8ECI.

Information reporting will apply to the proceeds of a sale of a Class A Common Stock within the United States or conducted through certain U.S.-related financial intermediaries. Depending on the circumstances, backup withholding may apply as well, unless the beneficial owner furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, subject to certain exceptions, Section 1471 of the Code generally imposes a 30% withholding tax on dividends paid with respect to, and the gross proceeds from a sale or other disposition of, our Class A Common Stock, in each case paid to (i) a “foreign financial institution” (as defined in the Code), or FFI, unless the FFI enters into an agreement with the U.S. Treasury Department to perform due diligence and collect and report detailed information regarding its U.S. accounts and their holders (including certain account holders that are foreign entities that have U.S. owners), and satisfies certain other requirements and (ii) a “non-financial foreign entity” (as defined in the Code), or NFFE, unless the NFFE either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, and complies with certain other requirements. An intergovernmental agreement implementing FATCA between the United States and an applicable non-U.S. jurisdiction may modify these requirements.

Withholding under FATCA applies with respect to payments of dividends on our Class A Common Stock made on or after July 1, 2014 and is scheduled to apply to gross proceeds from the sale or other disposition of such stock occurring on or after January 1, 2019. Under certain circumstances, a Non-U.S. Holder of shares of our Class A common stock might be eligible for refunds or credits of the tax. Prospective investors are encouraged to consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A Common Stock, including without limitation the interaction of FATCA withholding with the other withholding rules discussed above.

UNDERWRITING (CONFLICT OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement dated August 9, 2017, the underwriters named below have severally agreed to purchase from us, and we have agreed to sell to each underwriter, the following number of shares of Class A Common Stock:

Underwriter	Number of Shares
Raymond James & Associates, Inc.	1,000,000
SunTrust Robinson Humphrey, Inc.	700,000
Wells Fargo Securities, LLC	300,000

Total	2,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase and accept delivery of the shares of Class A Common Stock offered by this prospectus supplement are subject to approval by their counsel of legal matters and to certain other conditions set forth in the underwriting agreement. The underwriters are obligated to purchase and accept delivery of all of the shares of Class A Common Stock offered by this prospectus supplement, if any are purchased, other than those covered by the option to purchase additional shares of Class A Common Stock described below.

Option to Purchase Additional Shares of Class A Common Stock

We have granted the underwriters an option, exercisable within 30 days after the date of this prospectus supplement, to purchase in whole or in part at any time up to an aggregate of 300,000 additional shares of Class A Common Stock, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. If purchased, these additional shares of Class A Common Stock will be sold by the underwriters on the same terms as those on which the shares of Class A Common Stock offered by this prospectus supplement are sold.

Commission, Discounts and Expenses

The underwriters propose to offer shares of Class A Common Stock directly to the public at the public offering price indicated on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.7194 per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 per share to other dealers. If all of the shares of Class A Common Stock are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms.

The following table shows the per share and total underwriting discount that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Class A Common Stock	Total Without Option to Purchase Additional Shares	Total With Option to Purchase Additional Shares
Public offering price	$25.25	$50,500,000	$58,075,000
Underwriting	$1.199	$2,398,000	$2,757,700
Proceeds, before expenses, to us	$24.051	$48,102,000	$55,317,300

We estimate that the total expenses of the offering payable by us, excluding the underwriting discount, will be approximately $0.8 million.

Conflict of Interest

As described in “Use of Proceeds,” we intend to contribute all of the net proceeds from this offering, up to $50.0 million, to Malibu Boats Holdings, LLC, which will in turn apply the net proceeds to repay amounts outstanding on the term loans of Malibu Boats, LLC. SunTrust Bank, an affiliate of SunTrust Robinson Humphrey, Inc., and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC are lenders under the term loans and, in such capacity, may receive a portion of the net proceeds from this offering. Such repayment to SunTrust Bank and Wells Fargo Bank, National Association may constitute more than 5% of the net proceeds of this offering. Consequently, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering, because a “bona fide public market,” as defined in Rule 5121, exists for our common stock.

Indemnification

We have agreed to indemnify the underwriters against various liabilities, including certain liabilities under the Securities Act and the Exchange Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Lock-up Agreements

Our directors, our executive officers, Malibu Holdings L.P., and Horizon Holdings, LLC have agreed, with certain limited exceptions, for a period of 60 days after the date of this prospectus supplement, not to directly or indirectly: (a) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or take any other action, whether through derivative contracts, options or otherwise to reduce their financial risk of holding any of our securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any securities held or deemed to be beneficially owned by the person or entity without the prior written consent of Raymond James & Associates, Inc. or (b) exercise or seek to exercise or effectuate in any manner any rights of any nature that the person has or may have hereafter to require us to register under the Securities Act, the sale, transfer or other disposition of any of our securities held or deemed to be beneficially owned by the person or entity, or to otherwise participate as a selling security holder in any manner in any registration by us under the Securities Act.

In addition we have agreed, with certain limited exceptions, that for 60 days after the date of this prospectus supplement, we will not directly or indirectly without the prior written consent of Raymond James & Associates, Inc. and SunTrust Robinson Humphrey Inc. (a) offer for sale, sell, issue, pledge or otherwise dispose of any shares of Class A Common Stock or options, warrants or any other securities convertible into or exchangeable for shares of Class A Common Stock, (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Class A Common Stock, (c) file or cause to be filed a registration statement with respect to the registration of any shares of Class A Common Stock or securities convertible, exercisable or exchangeable into our Class A Common Stock or (d) publicly disclose the intention to do any of the foregoing.

Price Stabilization, Short Positions and Penalty Bids

Until this offering is completed, SEC rules may limit the ability of the underwriters and certain selling group members to bid for and purchase shares of Class A Common Stock. As an exception to these rules, the underwriters may engage in certain transactions that stabilize the price of the shares of Class A Common Stock. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of shares of Class A Common Stock available for purchase by the underwriters under the option to purchase additional Class A Common Stock. The underwriters can close out a covered short sale by exercising the option to purchase additional shares of Class A Common Stock or purchasing shares of Class A Common Stock in the open market. In determining the source of shares of Class A Common Stock to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares of Class A Common Stock compared to the price available under the option to purchase additional shares of Class A Common Stock. The underwriters may also sell shares of Class A Common Stock in excess of the option to purchase additional shares of Class A Common Stock, creating a naked short position. The underwriters must close out any naked short position by purchasing shares of Class A Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of Class A Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares of Class A Common Stock in the open market to stabilize the price of the shares of Class A Common Stock. The underwriters may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the shares of Class A Common Stock in the offering, if the syndicate repurchases previously distributed shares of Class A Common Stock to cover syndicate short positions or to stabilize the price of the shares of Class A Common Stock. These activities may raise or maintain the market price of the shares of Class A Common Stock above independent market levels or prevent or retard a decline in the market price of the shares of Class A Common Stock.

In connection with this transaction, the underwriters may engage in passive market making transactions in the shares of Class A Common Stock, prior to the pricing and completion of this offering. Passive market making is permitted by Regulation M of the Securities Act and consists of displaying bids no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the shares of Class A Common Stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the shares of Class A Common Stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the shares of Class A Common Stock. As a result the price of the shares of Class A Common Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriters without notice at any time.

Electronic Distribution

A prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters of the offering, or by its affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement, the prospectus or the registration statement, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

We have agreed to reimburse the underwriters for certain expenses set forth in the underwriting agreement in an amount not to exceed $2,500.

Listing

Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “MBUU.”

Affiliations

The underwriters and their affiliates have provided, and may in the future provide, various investment banking, financial advisory and other financial services to us and our affiliates for which it has received, and in the future may receive, advisory or transaction fees, as applicable, plus out-of-pocket expenses of the nature and in amounts customary in the industry for these financial services. In addition to investment banking services that the underwriters and their affiliates provide from time to time, we have banking and brokerage transactions in the ordinary course of business with the underwriter and its affiliates. It is expected that we will continue to use the underwriters and their affiliates for various services in the future.

Notice to Canadian Residents

Resale Restrictions

The distribution of the shares of Class A Common Stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of shares of Class A Common Stock are made. Any resale of the shares of Class A Common Stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares of Class A Common Stock.

Representations of Purchasers

By purchasing shares of Class A Common Stock in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	further details concerning the legal authority for this information is available on request;

•	the purchaser is entitled under applicable provincial securities laws to purchase the shares of Class A Common Stock without the benefit of a prospectus qualified under those securities laws;

•	where required by law, that the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under “—Resale Restrictions”; and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the shares of Class A Common Stock to the regulatory authority that by law is entitled to collect the information.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages or, while still the owner of the shares of Class A Common Stock, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares of Class A Common Stock. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares of Class A Common Stock. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against. In no case will the amount recoverable in any action exceed the price at which the shares of Class A Common Stock were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares of Class A Common Stock as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of shares of Class A Common Stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of Class A Common Stock in their particular circumstances and about the eligibility of the shares of Class A Common Stock for investment by the purchaser under relevant Canadian legislation.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our Class A Common Stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our Class A Common Stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our Class A Common Stock shall result in a requirement for the publication by us or the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Class A Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Class A Common Stock to be offered so as to enable an investor to decide to purchase any shares of our Class A Common Stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to and is only directed at (i) persons who are outside the United Kingdom, (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Class A Common Stock offered by us are only available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such Class A Common Stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the Class A Common Stock to be issued in this offering and certain other legal matters with respect to the offering will be passed upon for us by O’Melveny & Myers LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Morrison & Foerster LLP, New York, New York.

EXPERTS

The consolidated financial statements of Malibu Boats, Inc. as of June 30, 2015 and for the fiscal years ended June 30, 2014 and June 30, 2015 incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended June 30, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Malibu Boats, Inc. as of and for the fiscal year ended June 30, 2016 incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended June 30, 2016 have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Cobalt Boats, LLC as of and for each of the years ended September 30, 2014, 2015 and 2016 incorporated in this prospectus supplement by reference to our Current Report on Form 8-K/A filed on July, 12, 2017 have been audited by Allen, Gibbs & Houlik, L.C., an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of said firm as experts in auditing and accounting.

GLOSSARY OF SELECTED TERMS

Unless otherwise noted or indicated by context, the following terms used in this prospectus have the following meanings:

“Hull” refers to the main body of the boat, including the bottom and sides.

“Inboard boat” refers to a boat in which a fixed motor is attached to the inside of the hull, the shaft and propeller are fixed, the propeller is located underneath the boat, and the boat is maneuvered by means of a rudder mounted behind the propeller.

“Jet boat” refers to an inboard boat that is propelled by a water jet instead of a propeller, where water is drawn from under the boat into a pump inside the boat and expelled through a nozzle at the stern of the boat, and the boat is maneuvered by directing the thrust provided by the nozzle.

“Outboard boat” refers to a boat for which the motor and propeller are a single unit that is mounted on the transom of the boat, but are independent of the hull, where the boat is maneuvered by turning the entire motor and directing the thrust provided by the propeller.

“Picklefork bow design” refers to a boat shape characterized by a bow that comes to two forward points on opposite sides of the boat centerline, as opposed to a traditional bow boat with a single forward point on the centerline, whose functions include creating more seating room in the bow of the boat and the potential for a front entry-point between the two forward points.

“Power Wedge” refers to our technology that enables boaters to customize the size and shape of the boat’s wake by maneuvering an electronically controlled foil located at the bottom of the transom of a boat.

“Stern” refers to the rear or aft-most part of a boat.

“Sterndrive boat” refers to an inboard/outboard boat for which a fixed motor is located inside the hull and the rear unit is located outside the hull of the boat producing directional thrust via a propeller.

“Surf Gate” refers to our technology that allows users to surf on either side of the boat’s wake by maneuvering electronically controlled panels located on the outside of the transom of a boat to deflect water traveling past the stern.

“Tower” refers to a part of a boat that is mounted to both sides of the boat and extends above the boat for attaching a towline for wakeboarding behind the boat, allowing wakeboarders to elevate their jumps. Wakeboards, speakers, lighting and other equipment can be mounted on a boat’s tower.

“Transom” refers to the surface that forms the stern of a boat.

A-1

PROSPECTUS

Malibu Boats, Inc.

$150,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

5,415,349 Shares

of

Class A Common Stock

Offered by the Selling Stockholders

From time to time, we may offer and sell up to $150,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

In addition, the selling stockholders identified in this prospectus may, from time to time, offer and sell up to 4,386,721 shares of our Class A Common Stock that may be issued in exchange for membership units, or LLC Units, in Malibu Boats Holdings, LLC, or the LLC, together with one share of our Class B Common Stock pursuant to certain contractual rights of the holders of the LLC Units and 1,028,628 shares of our Class A Common Stock that were issued in prior exchanges of LLC Units. We are the sole managing member of the LLC. The registration of the shares of our Class A Common Stock covered by this prospectus does not necessarily mean that any of the holders of LLC Units will request that we exchange their LLC Units, that upon any such exchange we will elect, in our sole discretion, to exchange the LLC Units tendered for exchange for Class A Common Stock, or that any shares of our Class A Common Stock received in exchange for LLC Units will be sold by the selling stockholders. The LLC Units (and corresponding share of our Class B Common Stock) that may be exchanged by the selling stockholders were issued as part of our recapitalization that was effected on February 5, 2014, in connection with our initial public offering, or the IPO. We will not receive any proceeds from the resale of shares of Class A Common Stock from time to time by the selling stockholders, but we have agreed to pay all registration expenses other than brokerage commissions, transfer taxes or, if applicable, underwriting commissions and discounts.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our Class A Common Stock is listed on The NASDAQ Global Select Market, or NASDAQ, under the symbol “MBUU.” On May 7, 2015, the last reported sale price of our Class A Common Stock was $20.93 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our Class A Common Stock on NASDAQ or any other securities exchange.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 5 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be eligible for reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $150,000,000 and our selling stockholders may sell up to 5,415,349 shares of Class A Common Stock in one or more offerings.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, any selling stockholder, nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor any selling stockholder are making offers to sell the Class A Common Stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Malibu Boats,” “Malibu,” the “Company,” “we,” “us,” “our” or similar references to refer (i) prior to the consummation of the recapitalization transactions completed immediately prior to the closing of the IPO, or the Recapitalization, and the IPO, to the LLC and its consolidated subsidiaries and (ii) after the Recapitalization and the IPO, to Malibu Boats, Inc. and its consolidated subsidiaries. We refer to the owners of membership interests in the LLC immediately prior to the consummation of the IPO, collectively, as our “pre-IPO owners” and to owners of LLC Units, collectively, as our “LLC members.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.malibuboats.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (filed with the SEC on September 25, 2014), including the information specifically incorporated by reference into such report from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on October 2, 2014);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2014, December 31, 2014 and March 31, 2015 (filed with the SEC on November 7, 2014, February 9, 2015 and May 8, 2015, respectively);

•	our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on July 7, 2014 (with respect to Item 8.01 only), July 10, 2014 (with respect to Item 3.02 only), September 17, 2014 (with respect to Item 1.01 only), October 3, 2014, October 29, 2014, October 30, 2014, October 30, 2014, November 20, 2014, April 2, 2014 and April 15, 2015; and

•	the description of our Class A Common Stock in our Registration Statement on Form S-1 (File No. 333-197095) filed with the SEC on June 27, 2014, including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Malibu Boats, Inc.

Attn: Chief Financial Officer

5075 Kimberly Way

Loudon, Tennessee 37774

Telephone Number: (865) 458-5478

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts contained in this prospectus, including the documents incorporated by reference herein, are forward-looking statements, including statements regarding our future financial position, sources of revenue, demand for our products, our strengths, business strategy and plans, prospective products or products under development, costs, timing and likelihood of success, gross margins, financial measures not prepared in accordance with generally accepted accounting principles in the United States, and management’s objectives for future operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” the negative of these terms, or by other similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions, involving known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include, but are not limited to: general economic conditions; significant fluctuations in our annual and quarterly financial results; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our failure to manage our manufacturing levels while addressing the seasonal retail pattern for our products; our large fixed cost base; intense competition within our industry; increased consumer preference for used boats or the supply of new boats by competitors in excess of demand; the successful introduction of new products; competition with other activities for consumers’ scarce leisure time; the continued strength of our brands; our ability to execute our manufacturing strategy successfully; our ability to meet our manufacturing workforce needs; our reliance on third-party suppliers and ability to obtain adequate raw materials and components; our dependence on key personnel; our significant amount of debt and our debt service obligations; our ability to grow our business through acquisitions or strategic alliances and new partnerships; our ability to successfully integrate acquired businesses with our existing business; our ability to protect our intellectual property; our exposure to claims for product liability and warranty claims; risks inherent in operating in foreign jurisdictions; an increase in energy costs; any failure to comply with laws and regulations including environmental and other regulatory requirements; a natural disaster or other disruption at our manufacturing facilities; increases in income tax rates or changes in income tax laws; our status as an “emerging growth company”; and increased costs as a result of being a new public company.

You should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from those suggested by the forward-looking statements for various reasons, including those discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2014, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. Forward looking statements speak only as of the date on which they are made. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

MALIBU BOATS, INC.

Company Overview

We are a leading designer, manufacturer and marketer of performance sport boats. Our boats are used for water sports, including water skiing, wakeboarding and wake surfing, as well as general recreational boating. We earn revenue and generate profits from the sale of our high performance boats under two brands—Malibu and Axis. Our flagship Malibu brand boats offer our latest innovations in performance, comfort and convenience, and are designed for consumers seeking a premium boating experience. Our Axis brand of boats are designed to appeal to consumers who desire a more affordable product but still demand high performance, functional simplicity and the option to upgrade key features. We continue to focus on innovation and invest in product development to expand the market for our products by introducing consumers to new and exciting recreational activities.

We offer our boats for sale through an extensive network of independent dealers in North America and throughout the world. We offered our boats through an exclusive licensee in Australia until October 23, 2014, when we acquired it and it became a subsidiary of the Company. Following the acquisition, Malibu Boats Pty Ltd.’s results are included in the Company’s consolidated financial results. Our boats are the exclusive performance sport boats offered by the majority of our dealers.

Corporate Structure and Information

Malibu Boats, Inc. was incorporated as a Delaware corporation on November 1, 2013 in anticipation of its IPO to serve as a holding company that owns only an interest in Malibu Boats Holdings, LLC. As of April 30, 2015, Malibu Boats, Inc. held approximately 77.2% of the economic interest of the LLC. Malibu Boats, Inc., as sole managing member of the LLC, operates and controls all of the business and affairs and consolidates the financial results of the LLC.

Our principal executive offices are located at 5075 Kimberly Way, Loudon, Tennessee 37774, and our telephone number is (865) 458-5478. Our website is www.malibuboats.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	Nine Months Ended March 31, 2015	Year Ended June 30,
		2014	2013	2012	2011
Ratio of earnings to fixed charges	78.96x	— (1)	14.48x	8.75x	0.70(1)

(1)	Earnings were insufficient to cover fixed charges in the amount of $3.4 million and $0.5 million for the fiscal years ended June 30, 2014 and June 30, 2011 respectively.

For purposes of computing the ratio of earnings to fixed charges, earnings include pre-tax income (loss) from continuing operations and fixed charges (excluding capitalized interest) and amortization of capitalized interest. Fixed charges consist of interest expense, capitalized interest (including amounts charged to income and capitalized during the period), and amortization of debt discount costs.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, capital expenditures, working capital and other business opportunities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

We will not receive any proceeds from the sale of shares of our Class A Common Stock that may be sold from time to time pursuant to this prospectus by the selling stockholders. We will bear the costs associated with this registration in accordance with the registration rights agreement and the LLC’s limited liability company agreement. However, the selling stockholders will bear any brokerage commissions, transfer taxes, or underwriting commissions and discounts attributable to their sale of shares of our Class A Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS WITH SELLING STOCKHOLDERS

Exchange Agreement

In connection with our Recapitalization and IPO, we entered into an exchange agreement with the pre-IPO owners of the LLC, several of whom are directors and/or officers of Malibu Boats, Inc. Under the exchange agreement, each pre-IPO owner of the LLC (or its permitted transferee) has the right to exchange its LLC Units for shares of Class A Common Stock of Malibu Boats, Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or, at our option, except in the event of a change in control, for a cash payment equal to the market value of the Class A Common Stock. The exchange agreement provides, however, that such exchanges must be for a minimum of the lesser of 1,000 LLC Units, all of the LLC Units held by the holder, or such amount as we determine to be acceptable. The exchange agreement also provides that LLC members do not have the right to exchange LLC Units if Malibu Boats, Inc. determines that such exchange would be prohibited by law or regulation or would violate other agreements with Malibu Boats, Inc. to which the LLC member may be subject or any of our written policies related to unlawful or insider trading. The exchange agreement also provides that we may impose additional restrictions on exchanges that we determine to be necessary or advisable so that the LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. In addition, pursuant to the limited liability company agreement, Malibu Boats, Inc., as managing member of the LLC, has the right to require all members of the LLC to exchange their LLC Units for Class A Common Stock in accordance with the terms of the exchange agreement, subject to the consent of Black Canyon Management LLC and the holders of a majority of outstanding LLC Units other than those held by Malibu Boats, Inc.

Tax Receivable Agreement

As a result of exchanges of LLC Units into Class A Common Stock and purchases by the Company of LLC Units from holders of LLC Units, Malibu Boats, Inc. will become entitled to a proportionate share of the existing tax basis of the assets of the LLC at the time of such exchanges or purchases. In addition, such exchanges and purchases of LLC Units are expected to result in increases in the tax basis of the assets of the LLC that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

In connection with our Recapitalization and IPO, we entered into a tax receivable agreement with the pre-IPO owners of the LLC that provides for the payment from time to time by us to pre-IPO owners of the LLC (or any permitted assignees) of 85% of the amount of the benefits, if any, that we are deemed to realize as a result of (1) increases in tax basis and (2) certain other tax benefits related to our entering into the tax receivable agreement, including those attributable to payments under the tax receivable agreement. These payment obligations are our obligations and not of the LLC. For purposes of the agreement, the benefit deemed realized by us will be computed by comparing our actual income tax liability (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of the assets of the LLC as a result of the purchases or exchanges, and had we not entered into the tax receivable agreement. The term of the agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement or we breach any of our material obligations under the tax receivable agreement or there is a change in control, in which case all obligations will generally be accelerated and due as if we had exercised our right to terminate the agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the agreement, will vary depending upon a number of factors, including:

•	the timing of purchases or exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of the LLC at the time of each purchase or exchange;

•	the price of shares of our Class A Common Stock at the time of the purchase or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of the LLC is directly related to the price of shares of our Class A Common Stock at the time of the purchase or exchange;

•	the extent to which such purchases or exchanges are taxable—if an exchange or purchase is not taxable for any reason, increased deductions will not be available; and

•	the amount and timing of our income—the corporate taxpayer will be required to pay 85% of the deemed benefits as and when deemed realized. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

We expect that the payments that we may make under the agreement may be substantial. Assuming no material changes in the relevant tax law, and that we earn sufficient taxable income to realize all tax benefits that are subject to the agreement, as of March 31, 2015, we expect that future payments under the agreement relating to the purchase or exchange by Malibu Boats, Inc. of LLC Units to aggregate approximately $47.7 million over the next 15 years. We estimate that our future payments under the agreement will increase by an additional $24.2 million as a result of exchanges of LLC Units into Class A Common Stock in connection with the completion of our tender offer in April 2015. Future payments to the pre-IPO owners of the LLC (or their permitted assignees) in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The foregoing numbers are merely estimates and the actual payments could differ materially. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments. There may be a material negative effect on our liquidity if distributions to Malibu Boats, Inc. by the LLC are not sufficient to permit Malibu Boats, Inc. to make payments under the agreement after it has paid taxes. The payments under the agreement are not conditioned upon the LLC members’ continued ownership of us.

The effects of the tax receivable agreement on our consolidated balance sheet as a result of our purchase of LLC Units or the exchange of LLC Units into Class A Common Stock since, and including, our IPO were as follows:

•	we recorded an increase of $18.3 million in deferred tax assets for the purchase of LLC Units in our IPO and an increase of $37.2 million in deferred tax assets for the purchase of LLC Units in our follow-on public offering of Class A Common Stock completed on July 15, 2014, or the follow-on-offering, and we estimate that we will record an increase of $26.8 million in deferred tax assets for the exchange of LLC Units into Class A Common Stock in connection with the completion of our tender offer for Class A Common Stock in April 2015, in each case for the estimated income tax effects of the increase in the tax basis of the assets owned by Malibu Boats, Inc. based on enacted federal and state tax rates at the date of the applicable purchase or exchange of LLC Units. To the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis of expected future earnings, we will reduce the deferred tax asset with a valuation allowance;

•	for the purchase of LLC Units in our IPO and follow-on offering and for the exchange of LLC Units into Class A Common Stock in connection with the completion of our tender offer in April 2015, we recorded, or will record (with respect to the tender offer), 85% of the estimated realizable tax benefit resulting from (1) the increase in tax basis resulting from the purchases or exchanges of LLC Units and (2) certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement, as an increase of the payable to related parties pursuant to the tax receivable agreement. We recorded an increase to payable to related parties pursuant to the tax receivable agreement of $13.6 million and $34.0 million for the purchase of LLC Units in our IPO and follow-on offering and we estimate we will record approximately $24.2 million for exchanges of LLC Units into Class A Common Stock in connection with the completion of our tender offer in April 2015; and

•	we recorded for the IPO and for the follow-on offering and we will record for our tender offer in April 2015 an increase to additional paid-in capital in an amount equal to the difference between the increase in deferred tax assets and the increase in liability due to LLC members under the tax receivable agreement.

The amounts of deferred tax assets and the liability for our obligations under the tax receivable agreement for the purchase of LLC Units in our IPO and the follow-on offering and the exchanges of LLC Units into Class A Common Stock in connection with the completion of our tender in April 2015 are estimates. The effects of changes in these estimates would be recorded as an adjustment to paid-in capital.

The tax receivable agreement provides that, upon certain mergers, asset sales or other forms of business combinations or other changes of control, we (or our successor) would owe to the pre-IPO owners of the LLC (or their permitted assignees) a lump-sum payment equal to the present value of all forecasted future payments that would have otherwise been made under the tax receivable agreement which would be based on certain assumptions, including a deemed exchange of LLC Units and that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax basis and other tax benefits related to entering into the tax receivable agreement. We are also entitled to terminate the tax receivable agreement, which, if terminated, would obligate us to make early termination payments to the pre-IPO owners of the LLC. A pre-IPO owner may also elect to unilaterally terminate the tax receivable agreement with respect to such pre-IPO owner, which would obligate us to pay to such pre-IPO owner certain payments for tax benefits received through the taxable year of the election.

Payments generally will be due under the tax receivable agreement within five business days following the finalization of the schedule with respect to which the payment obligation is calculated, although interest on such payments will begin to accrue at a rate equal to LIBOR plus 100 basis points from the due date (without extensions) of the applicable tax return until such payment due date. Any late payments under the tax receivable agreement generally will accrue interest at a rate of LIBOR plus 500 basis points.

Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the Internal Revenue Service to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the agreement. As a result, in certain circumstances, payments could be made under the agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the agreement.

Voting Agreement

In connection with our Recapitalization and IPO, we have entered into a voting agreement with certain affiliates. Under the voting agreement, Black Canyon Management LLC is entitled to nominate to our Board of Directors a number of designees equal to (1) 20% of the total number of directors comprising our Board of Directors for so long as specified entities affiliated with Black Canyon Management LLC (and their permitted transferees) and Jack S. Springer, Wayne R. Wilson and Ritchie L. Anderson together beneficially own 15% or more of the voting power of the shares of Class A Common Stock and Class B Common Stock entitled to vote generally in the election of directors, voting together as a single class, and (2) 10% of the total number of directors comprising the Board of Directors for so long as specified entities affiliated with Black Canyon Management LLC (and their permitted transferees) and Messrs. Springer, Wilson and Anderson, together, beneficially own more than 5% but less than 15% of the voting power of the shares of Class A Common Stock and Class B Common Stock entitled to vote generally in the election of directors, voting together as a single class. For purposes of calculating the number of directors that Black Canyon Management LLC is entitled to nominate pursuant to this formula, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis, taking into account any increase in the size of the Board of Directors (e.g., one and one-third (1 1/3) directors equates to two directors). In addition, Black Canyon Management LLC has the right to remove and replace its director-designees at any time and for any reason and to nominate any individuals to fill any such vacancies. Messrs. Springer, Wilson and Anderson are required to vote any of their Class A Common Stock and Class B Common Stock in favor of the director or directors nominated by Black Canyon Management LLC. As of April 30, 2015, the specified entities affiliated with Black Canyon Management LLC, their permitted transferees, and Messrs. Springer, Wilson and Anderson own (as calculated pursuant to the voting agreement) approximately 15.6% of the voting power of the shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Accordingly, Black Canyon Management LLC has the right to designate two of our nine directors. Mr. Hooks and Mr. Lanigan are the two designees of Black Canyon Management LLC.

Malibu Boats Holdings, LLC Limited Liability Company Agreement

In connection with our Recapitalization and IPO, the limited liability company agreement of the LLC was amended and restated. As a result of our Recapitalization and IPO, Malibu Boats, Inc. holds LLC Units in the LLC and is the sole managing member of the LLC. Accordingly, Malibu Boats, Inc. operates and controls all of the business and affairs of the LLC and, through the LLC and its operating subsidiaries, conducts our business. Holders of LLC Units generally do not have voting rights under the limited liability company agreement.

Pursuant to the limited liability company agreement of the LLC, Malibu Boats, Inc. has the right to determine when distributions (other than tax distributions) will be made to the holders of LLC Units and the amount of any such distributions. If Malibu Boats, Inc. authorizes a distribution, such distribution will be made to the holders of LLC Units (including Malibu Boats, Inc.) pro rata in accordance with the percentages of their respective LLC Units.

The holders of LLC Units, including Malibu Boats, Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of the LLC. Net profits and net losses of the LLC will generally be allocated to LLC’s members (including Malibu Boats, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests. The limited liability company agreement of the LLC provides for cash distributions to the holders of the LLC Units if Malibu Boats, Inc. determines that the taxable income of the LLC will give rise to taxable income for its members. In accordance with the limited liability company agreement, we intend to cause the LLC to make cash distributions to the holders of LLC units for purposes of funding their tax obligations in respect of the income of the LLC that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the taxable income of the LLC allocable to the holders of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Los Angeles, California (taking into account the nondeductibility of certain expenses and the character of our income). For purposes of determining the taxable income of the LLC, such determination will be made by generally disregarding any adjustment to the taxable income of any member of the LLC that arises under the tax basis adjustment rules of the Internal Revenue Code of 1986, as amended, and is attributable to the acquisition by such member of an interest in the LLC in a sale or exchange transaction.

The limited liability company agreement of the LLC also provides that substantially all expenses incurred by or attributable to Malibu Boats, Inc., but not including income tax expenses of Malibu Boats, Inc., will be borne by the LLC.

The limited liability company agreement of the LLC provides that it may be amended, supplemented, waived or modified by the written consent of Malibu Boats, Inc. in its sole discretion without the approval of any other holder of LLC Units, except that no amendment may materially and adversely affect the rights of a holder of LLC Units without the consent of such holder, other than on a pro rata basis with other holders of LLC Units. The limited liability company agreement of the LLC also provides that, for so long as specified entities affiliated with Black Canyon Management LLC and their permitted transferees own an amount of LLC Units equal to at least 5% of the LLC Units outstanding immediately following our IPO, after giving effect to the use of proceeds therefrom, or 568,687 LLC Units, the consent of Black Canyon Management LLC will be required for any amendment to the limited liability company agreement that would (1) reduce the rights of a holder of LLC Units to receive tax distributions, except on a pro rata basis with other holders of LLC Units, (2) preclude or limit the rights of any member to exercise its rights under the exchange agreement, (3) require any member to make a capital contribution, (4) materially increase the obligations of any member under the limited liability company agreement, or (5) result in the LLC being treated as a corporation for tax purposes. Specified entities affiliated with Black Canyon Management LLC and their permitted transferees own (as calculated pursuant to the limited liability company agreement) 1,718,362 LLC Units as of April 30, 2015.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement with Black Canyon Management LLC and affiliates of Black Canyon Capital LLC that own LLC Units pursuant to which Black Canyon Management LLC may request registration under the Securities Act of shares of Class A Common Stock held by affiliates of Black Canyon Capital LLC. In addition, the agreement provides that, as soon as is practicable after the one-year anniversary of the closing of the IPO, we must use all reasonable efforts to cause a resale shelf registration statement for the sale of shares of Class A Common Stock by Black Canyon Management LLC and affiliates of Black Canyon Capital LLC to become effective and remain effective until the eighth anniversary of the IPO. The agreement will remain in effect until (1) the eighth anniversary of the IPO or (2) termination of the agreement by both (A) Black Canyon Management LLC and (B) holders owning two-thirds of the outstanding LLC Units covered by the Registration Rights Agreement. In addition, the limited liability company agreement of the LLC gives members the right to include their shares of Class A Common Stock (or shares of Class A Common Stock underlying the LLC Units) if we propose or are required to register with the SEC, pursuant to the registration rights agreement or otherwise, other shares of Class A Common Stock (or shares of Class A Common Stock underlying the LLC Units) in such registration, subject to the limitations set forth in the limited liability company agreement.

Management Agreement

Pursuant to a management agreement, dated as of August 7, 2006 and amended in 2009 and 2012, a wholly-owned subsidiary of the LLC agreed to pay to Malibu Boats Investor, LLC, a member of the LLC comprised principally of affiliates of Black Canyon Capital LLC and Horizon Holdings, LLC, the following, in exchange for management and advisory services:

•	reimbursement of certain out-of-pocket expenses;

•	a one-time fee equal to $1,250,000 in connection with the LLC’s acquisition of the assets of Malibu Boats West, Inc. in 2006;

•	an annual management fee equal to $500,000 payable in quarterly installments from August 6, 2006 through June 30, 2008;

•	a quarterly management fee equal to $106,000 payable from July 1, 2008 through September 30, 2008;

•	a quarterly management fee equal to $62,500 payable from October 1, 2008 through December 31, 2008;

•	a one-time fee equal to $2,081,250 relating to the provision of management and advisory services by Malibu Boats Investor, LLC to the LLC during the period from July 1, 2008 through December 31, 2012; and

•	an annual management fee equal to $750,000 payable as of each January 1st from January 1, 2013 through the remainder of the management agreement’s term.

The management agreement included customary indemnification provisions in favor of Malibu Boats Investor, LLC and its affiliates. We terminated the management agreement in connection with our IPO and paid Malibu Boats Investor, LLC a one-time termination fee of $3.8 million.

Purchases of LLC Units from Selling Stockholders

On February 5, 2014, we used a portion of the net proceeds from the IPO to purchase LLC Units from the following persons at a purchase price per unit equal to the public offering price per share of Class A Common Stock in the IPO of $14.00, after deducting underwriting discounts and commissions as follows:

•	1,017,463 LLC Units from certain affiliates of Black Canyon Capital LLC, which is a beneficial owner of more than 5% of our outstanding voting securities, for aggregate gross proceeds of $14,244,482 (our directors, Mr. Hooks and Mr. Lanigan are managing directors of Black Canyon Capital LLC);

•	656,035 LLC Units from certain affiliates of Horizon Holdings, LLC, which is a beneficial owner of more than 5% of our outstanding voting securities, for aggregate gross proceeds of $9,184,490 (our director, Mr. Estes, is a managing member of Horizon Holdings, LLC);

•	229,832 LLC Units from Merced OKR, LLC for aggregate gross proceeds of $3,217,648;

•	95,191 LLC Units from Jack D. Springer, our Chief Executive Officer, for aggregate gross proceeds of $1,332,674;

•	45,193 LLC Units from Wayne R. Wilson, our Chief Financial Officer, for aggregate gross proceeds of $632,702;

•	37,849 LLC Units from Paul Singer for aggregate gross proceeds of $529,886;

•	31,128 LLC Units from Ritchie Anderson, our Chief Operating Officer, for aggregate gross proceeds of $435,792;

•	23,433 LLC Units from Dan L. Gasper, our Vice President of Product Design, for aggregate gross proceeds of $328,062;

•	17,946 LLC Units from Douglas Childres for aggregate gross proceeds of $251,244;

•	15,983 LLC Units from Paul Gaines for aggregate gross proceeds of $223,762;

•	13,453 LLC Units from Adam McCall for aggregate gross proceeds of $188,342;

•	7,178 LLC Units from Steven Clothier for aggregate gross proceeds of $100,492;

•	7,178 LLC Units from Robin Banks for aggregate gross proceeds of $100,492;

•	7,178 LLC Units from Heidi Verna for aggregate gross proceeds of $100,492;

•	6,500 LLC Units from Randy Woods for aggregate gross proceeds of $91,000;

•	5,328 LLC Units from Lani Farmer for aggregate gross proceeds of $74,592;

•	4,786 LLC Units from Chris Evans for aggregate gross proceeds of $67,004;

•	2,697 LLC Units from Deborah Kent, our Vice President of Human Resources, for aggregate gross proceeds of $37,758; and

•	61,502 LLC Units from holders of LLC Units other than those listed above for aggregate gross proceeds of $861,028.

On July 15, 2014, we used a portion of the net proceeds from our follow-on offering to purchase LLC Units from the following persons at a purchase price per unit equal to the public offering price per share of Class A Common Stock in the follow-on offering of $18.50, after deducting underwriting discounts and commissions as follows:

•	1,791,457 LLC Units from certain affiliates of Black Canyon Capital LLC for aggregate gross proceeds of $33,141,955;

•	1,158,503 LLC Units from certain affiliates of Horizon Holdings, LLC for aggregate gross proceeds of $21,432,306;

•	415,408 LLC Units from Merced OKR, LLC for aggregate gross proceeds of $7,685,048;

•	191,305 LLC Units from Jack D. Springer for aggregate gross proceeds of $3,539,143;

•	107,215 LLC Units from Jewish Community Foundation for aggregate gross proceeds of $1,983,478;

•	92,723 LLC Units from Wayne R. Wilson for aggregate gross proceeds of $1,715,376;

•	76,063 LLC Units from Paul Singer for aggregate gross proceeds of $1,407,166;

•	56,632 LLC Units from Michael K. Hooks for aggregate gross proceeds of $1,047,692;

•	56,632 LLC Units from Mark W. Lanigan for aggregate gross proceeds of $1,047,692;

•	51,810 LLC Units from Ritchie Anderson for aggregate gross proceeds of $958,485;

•	47,093 LLC Units from Dan L. Gasper for aggregate gross proceeds of $871,221;

•	46,481 LLC Units from Gateway Community Church for aggregate gross proceeds of $859,899;

•	29,232 LLC Units from Douglas Childres for aggregate gross proceeds of $540,792;

•	25,000 LLC Units from Paul Gaines for aggregate gross proceeds of $462,500;

•	25,000 LLC Units from Adam McCall for aggregate gross proceeds of $462,500;

•	14,427 LLC Units from Robin Banks for aggregate gross proceeds of $266,900;

•	14,427 LLC Units from Heidi Verna for aggregate gross proceeds of $266,900;

•	13,062 LLC Units from Randy Woods for aggregate gross proceeds of $241,647;

•	10,707 LLC Units from Lani Farmer for aggregate gross proceeds of $198,080;

•	8,233 LLC Units from Thomas Barber for aggregate gross proceeds of $152,311;

•	7,283 LLC Units from Paras Mehta for aggregate gross proceeds of $134,736;

•	6,016 LLC Units from Cameron Reilly for aggregate gross proceeds of $111,296;

•	5,643 LLC Units from K. Robert Turner Trust for aggregate gross proceeds of $104,396;

•	5,420 LLC Units from Deborah Kent for aggregate gross proceeds of $100,270;

•	3,795 LLC Units from Chris Evans for aggregate gross proceeds of $70,208;

•	3,166 LLC Units from Desmond Henry for aggregate gross proceeds of $58,571;

•	608 LLC Units from Christopher Vroman for aggregate gross proceeds of $11,248; and

•	108,552 LLC Units from holders of LLC Units other than those listed above for aggregate gross proceeds of $2,008,012.

Purchases of Shares of Class A Common Stock from Selling Stockholders

On April 15, 2015, we used borrowings under our term loan facility to purchase shares of Class A Common Stock from the following persons at a purchase price per share of Class A Common Stock equal to $21.00 in connection with the of our tender offer for shares of Class A Common Stock, including shares of Class A Common Stock issued upon exchange of LLC Units:

•	1,730,828 shares of Class A Common Stock from certain affiliates of Black Canyon Capital LLC for aggregate gross proceeds of $36,347,388;

•	840,169 shares of Class A Common Stock from certain affiliates of Horizon Holdings, LLC for aggregate gross proceeds of $17,643,549;

•	244,595 shares of Class A Common Stock from Merced OKR, LLC for aggregate gross proceeds of $5,136,495;

•	72,069 shares of Class A Common Stock from Jack D. Springer for aggregate gross proceeds of $1,513,449;

•	63,129 shares of Class A Common Stock from Jewish Community Foundation for aggregate gross proceeds of $1,325,709;

•	44,787 shares of Class A Common Stock from Paul Singer for aggregate gross proceeds of $940,527;

•	33,345 shares of Class A Common Stock from Michael K. Hooks for aggregate gross proceeds of $700,245;

•	33,345 shares of Class A Common Stock from Mark W. Lanigan for aggregate gross proceeds of $700,245;

•	27,369 shares of Class A Common Stock from Gateway Community Church for aggregate gross proceeds of $574,749;

•	27,332 shares of Class A Common Stock from Wayne R. Wilson for aggregate gross proceeds of $573,972;

•	23,966 shares of Class A Common Stock from Douglas Childres for aggregate gross proceeds of $503,286;

•	15,977 shares of Class A Common Stock from Paul Gaines for aggregate gross proceeds of $335,517;

•	12,722 shares of Class A Common Stock from Adam McCall for aggregate gross proceeds of $267,162;

•	9,986 shares of Class A Common Stock from Steven Clothier for aggregate gross proceeds of $209,706;

•	8,494 shares of Class A Common Stock from Robin Banks for aggregate gross proceeds of $178,374;

•	8,494 shares of Class A Common Stock from Heidi Verna for aggregate gross proceeds of $178,374;

•	7,989 shares of Class A Common Stock from Chris Evans for aggregate gross proceeds of $167,769;

•	7,691 shares of Class A Common Stock from Randy Woods for aggregate gross proceeds of $161,511;

•	6,304 shares of Class A Common Stock from Lani Farmer for aggregate gross proceeds of $132,384;

•	5,524 shares of Class A Common Stock from Ritchie Anderson for aggregate gross proceeds of $116,004;

•	4,848 shares of Class A Common Stock from Thomas Barber for aggregate gross proceeds of $101,808;

•	4,672 shares of Class A Common Stock from Phillip S. Estes for aggregate gross proceeds of $98,112;

•	4,288 shares of Class A Common Stock from Paras Mehta for aggregate gross proceeds of $90,048;

•	3,543 shares of Class A Common Stock from Cameron Reilly for aggregate gross proceeds of $74,403;

•	3,322 shares of Class A Common Stock from K. Robert Turner Trust for aggregate gross proceeds of $69,762;

•	3,191 shares of Class A Common Stock from Deborah Kent for aggregate gross proceeds of $67,011;

•	1,865 shares of Class A Common Stock from Desmond Henry for aggregate gross proceeds of $39,165;

•	358 shares of Class A Common Stock from Christopher Vroman for aggregate gross proceeds of $7,518; and

•	33,403 LLC Units from holders of LLC Units other than those listed above for aggregate gross proceeds of $701,463.

Standstill Agreement

The selling stockholders have agreed with us not to offer, sell, contract to sell or otherwise dispose of or transfer any shares of Class A Common Stock pursuant to the registration statement of which this prospectus is a part from the date of the effectiveness of this registration statement until the settlement date of the first underwritten offering made pursuant to such registration statement, unless we otherwise consent.

SELLING STOCKHOLDERS

The selling stockholders named below may offer from time to time in the future up to an aggregate of 5,415,349 shares of our Class A Common Stock, subject to adjustments for stock splits, stock dividends and reclassifications, which consists of 1,028,628 shares of Class A Common Stock that were issued in prior exchanges of LLC Units and 4,386,721 shares of Class A Common Stock issuable upon exchange of an equivalent number of LLC Units (together with one share of the Class B Common Stock). Under the exchange agreement we entered into with the LLC members on February 5, 2014, holders of LLC Units may generally (subject to the terms of the exchange agreement) exchange their LLC Units for shares of our Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or, at our option, except in the event of a change in control, for cash. See “Certain Relationships and Related Party Transactions with Selling Stockholders” for additional information.

The following table sets forth the names of the selling stockholders (and/or the beneficial owners) and the number of shares of Class A Common Stock and LLC Units held by each of them (i) as of the date of this prospectus, and (ii) assuming the selling stockholder has exchanged all LLC Units currently owned by it for an equivalent number of shares of our Class A Common Stock and resold all such shares of our Class A Common Stock and any other shares of Class A Common Stock received from prior exchanges of LLC Units pursuant to this prospectus.

Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, except that each selling stockholder listed below has entered into an agreement with us not to offer, sell, contract to sell or otherwise dispose of or transfer any shares of Class A Common Stock pursuant to the registration statement of which this prospectus is a part from the date of the effectiveness of this registration statement until the settlement date of the first underwritten offering made pursuant to such registration statement, unless we otherwise consent. The shares are being registered to permit public secondary trading of the shares, and selling stockholders may offer the shares for resale from time to time. Beneficial ownership reflected in the table below includes the total shares or LLC Units held by the individual and his or her affiliates. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.

The selling stockholders are not required to exchange their LLC Units for shares of our Class A Common Stock, nor are we required to issue shares of Class A Common Stock to any selling stockholder who elects to exchange LLC Units. Instead, we may, in our sole discretion and, except in the event of a change of control, elect to satisfy the LLC Unit exchanges by paying cash. In addition, the selling stockholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, LLC Units or shares of our Class A Common Stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. The maximum number of shares of Class A Common Stock offered hereby by the selling stockholders assumes the selling stockholders exchange all of their LLC Units held on the date on which they provided the information set forth in the table below and we elect to satisfy all exchange requests by issuing only shares of Class A Common Stock. Assuming we do issue shares of our Class A Common Stock to a holder of LLC Units upon an exchange, such holder may offer for sale all, some or none of such shares of Class A Common Stock. Therefore, it is difficult to estimate with any degree of certainty the aggregate number of shares that the selling stockholders will ultimately offer pursuant to this prospectus or that the selling stockholders will ultimately own upon completion of the offering to which this prospectus relates.

Information about additional selling stockholders, if any, including their identities and the Class A Common Stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person or entity listed on the table is c/o Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.

						Shares of Class A Common Stock that may be sold hereby (3)
	Beneficial Ownership Prior to This Offering						Beneficial Ownership After This Offering
	Class A Common Stock			LLC Units			Class A Common Stock		LLC Units
Name	#	% (1)		#	% (2)		#	% (4)	#	%
Black Canyon Direct Investment Fund L.P. (5)	119,333	*	%	1,296,389	6.7%	1,415,722	—	—	—	—
BC-MB GP (5)	119,333	*		—	—	119,333	—	—	—	—
Canyon Value Realization Master Fund, L.P. (5)	897,095	6.0		—	—	897,095	—	—	—	—
Canyon Value Realization Fund, L.P. (5)	—	—		160,702	*	160,702	—	—	—	—
Loudon Partners LLC (5)	—	—		128,897	*	128,897	—	—	—	—
K. Robert Turner Trust (6)	—	—		4,996	*	4,996	—	—	—	—
Jewish Community Foundation (7)	—	—		94,918	*	94,918	—	—	—	—
Michael K. Hooks (8)	1,028,125	6.9		1,636,124	8.5	2,664,249	11,697	*	—	—
Mark W. Lanigan (9)	1,028,125	6.9		1,636,124	8.5	2,664,249	11,697	*	—	—
Thomas Barber	—	—		7,289	*	7,289	—	—	—	—
Paras Mehta	—	—		6,448	*	6,448	—	—	—	—
Christopher Vroman	—	—		538	*	538	—	—	—	—
Desmond Henry	—	—		2,804	*	2,804	—	—	—	—
Cameron Reilly	—	—		5,327	*	5,327	—	—	—	—
Malibu Holdings, LP (10)	—	—		278,460	1.4	278,460	—	—	—	—
Horizon Holdings, LLC (10)	—	—		1,263,249	6.6	1,263,249	—	—	—	—
Jack D. Springer (11)	—	—		202,735	1.1	202,735	—	—	—	—
Wayne R. Wilson (12)	—	—		104,352	*	104,352	—	—	—	—
Dan L. Gasper (13)	—	—		69,419	*	69,419	—	—	—	—
Paul Gaines	—	—		38,494	*	38,494	—	—	—	—
Ritchie Anderson (14)	—	—		97,439	*	97,439	—	—	—	—
Adam McCall	—	—		29,171	*	29,171	—	—	—	—
Steven Clothier	—	—		25,707	*	25,707	—	—	—	—
Lani Farmer	—	—		9,479	*	9,479	—	—	—	—
Deborah Kent (15)	—	—		4,798	*	4,798	—	—	—	—
Merced OKR, LLC (16)	—	—		367,764	1.9	367,764	—	—	—	—
Gateway Community Church (17)	—	—		43,650	*	43,650	—	—	—	—
Paul Singer	—	—		67,339	*	67,339	—	—	—	—
Randy Woods	—	—		11,564	*	11,564	—	—	—	—
Douglas Childres	—	—		36,034	*	36,034	—	—	—	—
Robin Banks	—	—		12,772	*	12,772	—	—	—	—
Heidi Verna	—	—		12,772	*	12,772	—	—	—	—
Chris Evans	—	—		12,011	*	12,011	—	—	—	—
Other LLC Unit Holders (18)	—	—		169,392	*	169,392	—	—	—	—
Faith Promise Church (19)	5,000	*		—	—	5,000	—	—	—	—
First Baptist Church Colleyville (20)	7,200	*		—	—	7,200	—	—	—	—

*	Represents less than 1.0%.
(1)	Percentage of Class A Common Stock is based on 14,891,099 shares of our Class A Common Stock outstanding as of April 30, 2015.

(2)	Percentage of LLC Units is based on 19,277,820 LLC Units outstanding as of April 30, 2015, including 14,891,099 LLC Units held by Malibu Boats, Inc.
(3)	Assumes selling stockholder has exchanged all LLC Units for an equivalent number of shares of Class A Common Stock and is offering such Class A Common Stock and any other shares of Class A Common Stock received from prior exchanges of LLC Units pursuant to this prospectus.
(4)	Percentage of Class A Common Stock is based on 19,277,820 shares of Class A Common Stock outstanding as if each LLC Unit held by a selling stockholder was exchanged for one share of Class A Common Stock as of April 30, 2015.
(5)	Black Canyon Investments L.P., or BC Investments, is the general partner of Black Canyon Direct Investment Fund L.P., or the BC Fund, and possesses the voting power and dispositive power with respect to the securities beneficially owned by the BC Fund, including the securities held by BC-MB GP, a wholly owned subsidiary of the BC Fund. BC Investments also possesses the voting power and dispositive power with respect to the securities beneficially owned by the Canyon Value Realization Fund, L.P., or the Canyon Fund, and the Canyon Value Realization Master Fund, L.P., or the Canyon Master Fund, pursuant to an agreement between BC Investments and Canyon Fund and the Canyon Master Fund. As a result, BC Investments may be deemed the beneficial owner of the securities beneficially owned by the BC Fund, the Canyon Fund and the Canyon Master Fund. Black Canyon Investments LLC, or BC GP, is the general partner of BC Investments and possesses the voting and dispositive power with respect to the securities beneficially owned by BC Investments and may be deemed the beneficial owner of the securities beneficially owned by BC Investments. Black Canyon Capital LLC, as a managing member of BC GP, possesses the voting power with respect to the securities beneficially owned by BC GP and may be deemed the beneficial owner of the securities beneficially owned by BC GP. Michael K. Hooks and Mark W. Lanigan are managing directors of Black Canyon Capital LLC and may be deemed the beneficial owners of the securities beneficially owned by BC GP. The investment committee of BC GP possesses the dispositive power with respect to the securities beneficially owned by BC GP. The investment committee of BC GP is comprised of Messrs. Hooks and Lanigan, both of whom are members of our Board of Directors, and Joshua S. Friedman and Mitchell R. Julis and, therefore, no individual member of the committee is deemed to be the beneficial owner of the securities indirectly owned by BC GP. As manager of Loudon Partners, Bradley Spencer, chief financial officer of Black Canyon Capital LLC, possesses the voting and dispositive power with respect to the securities beneficially owned by Loudon Partners. The address for each of the foregoing entities is 2000 Avenue of the Stars, 11th Floor, Los Angeles, California 90067, except for Loudon Partners, which has an address of 5075 Kimberly Way, Loudon, Tennessee 37774.
(6)	The address of the K. Robert Turner Trust is 350 North Carmelina Avenue Los Angeles, California 90049.
(7)	The address of the Jewish Community Foundation is 6505 Wilshire Blvd., Suite 1200 Los Angeles, California 90048.
(8)	Includes 11,697 stock units and 50,136 LLC Units held directly by Mr. Hooks. The stock units are fully vested and payable in an equivalent number of shares of our Class A Common Stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Hook’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan. As a managing director of Black Canyon Capital LLC, Mr. Hooks may be deemed to share beneficial ownership of the Class A Common Stock, LLC Units and Class B Common Stock beneficially owned by the entities affiliated with Black Canyon Capital LLC as described in (5) above. Mr. Hooks disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.
(9)

Includes 11,697 stock units and 50,136 LLC Units held directly by Mr. Lanigan. The stock units are fully vested and payable in an equivalent number of shares of our Class A Common Stock upon or as soon as practicable, and in all events within 30 days, following the first to occur of (A) the date of Mr. Lanigan’s separation from service (as defined in our director compensation policy) or (B) the occurrence of a change in control under our Long-Term Incentive Plan. As a managing director of Black Canyon Capital LLC, Mr. Lanigan may be deemed to share beneficial ownership of the Class A Common Stock, LLC Units and

Class B Common Stock beneficially owned by the entities affiliated with Black Canyon Capital LLC as described in (5) above. Mr. Lanigan disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.
(10)	Horizon Holdings, LLC is the general partner of Malibu Holdings, L.P. and may be deemed the beneficial owner of the securities beneficially owned by Malibu Holdings, L.P. Phillip S. Estes, one of our directors, and James Shorin share the voting power and dispositive power with respect to the securities beneficially owned by Horizon Holdings, LLC and may be deemed the beneficial owner of the securities beneficially owned by Horizon Holdings, LLC. The address of Horizon Holdings, LLC and Malibu Holdings, L.P. is 1 Bush Street, San Francisco, California 94104.
(11)	Jack D. Springer was our interim Chief Executive Officer beginning in 2009 and became our Chief Executive Officer in February 2010. Mr. Springer is also a member of our Board of Directors.
(12)	Wayne R. Wilson has served as our Chief Financial Officer since November 2009.
(13)	Dan L. Gasper has served as our Vice President of Product Design since 2013.
(14)	Ritchie L. Anderson has served as our Chief Operating Officer since September 2013.
(15)	Deborah S. Kent has served as our Vice President of Human Resources since September 2013.
(16)	Robert R. Alkema possesses the voting power and dispositive power with respect to the securities beneficially owned by Merced OKR, LLC and may be deemed the beneficial owner of the securities beneficially owned by Merced OKR, LLC. The address of Merced OKR, LLC is 11204 Childs Avenue, Le Grand, California 95333.
(17)	The address of Gateway Community Church is 353 East Donna Drive Merced, California 95340.
(18)	The Other LLC Unit Holders include Berry Bennett, Dan Farmer, Scott Davenport, Lynn Little, David Bryant, Dennis Kelley, Stephen Livesay, Mitch Smith, Greg Ward, Corey Dugger, Peggy True and Brad Ditchfield.
(19)	The address of Faith Promise Church is 10740 Faith Promise Lane, Knoxville, Tennessee 37931.
(20)	The address of First Baptist Church Colleyville is 5405 Pleasant Run Road, Colleyville, Texas 76034.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our Class A Common Stock, Class B Common Stock and preferred stock and of certain provisions of our certificate of incorporation and bylaws. For more detailed information, please see our certificate of incorporation and bylaws which are filed as exhibits to reports we file with the SEC.

Our certificate of incorporation provides for two classes of common stock. In addition, our certificate of incorporation authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our Board of Directors.

Authorized Capitalization

Our authorized capital stock consists of shares, all with a par value of $0.01 per share, of which:

•	100,000,000 shares are designated as Class A Common Stock;

•	25,000,000 shares are designated as Class B Common Stock; and

•	25,000,000 shares are designated as preferred stock.

Common Stock

Voting Rights

Holders of our Class A Common Stock and our Class B Common Stock have voting power over Malibu Boats, Inc., the sole managing member of the LLC, at a level that is consistent with their overall equity ownership of our business. Pursuant to our certificate of incorporation and bylaws, each share of Class A Common Stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of Class A Common Stock are entitled to vote. Each holder of Class B Common Stock is entitled to the number of votes equal to the total number of LLC Units held by such holder multiplied by the exchange rate specified in the exchange agreement with respect to each matter presented to our stockholders on which the holders of Class B Common Stock are entitled to vote. Accordingly, the holders of LLC Units collectively have a number of votes that is equal to the aggregate number of LLC Units that they hold. Subject to any rights that may be applicable to any then outstanding preferred stock, our Class A and Class B Common Stock vote as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided in our certificate of incorporation or bylaws or required by applicable law. Holders of our Class A Common Stock and Class B Common Stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our Board of Directors and as otherwise provided in our certificate of incorporation, our bylaws, or as required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A Common Stock are entitled to share equally, identically and ratably in any dividends that our Board of Directors may determine to issue from time to time. Holders of our Class B Common Stock do not have any right to receive dividends.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our Class A Common Stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our Class A Common Stock. Holders of our Class B Common Stock do not have any right to receive a distribution upon a voluntary or involuntary liquidation, dissolution or winding up of our affairs.

Other Rights

Holders of our Class A Common Stock have no preemptive, conversion or other rights to subscribe for additional shares. The rights, preferences and privileges of the holders of our Class A Common Stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Though we currently have no plans to issue any shares of preferred stock, our Board of Directors has the authority, without further action by our stockholders, to designate and issue up to 25,000,000 shares of preferred stock in one or more series. Our Board of Directors may also designate the rights, preferences and privileges of the holders of each such series of preferred stock, any or all of which may be greater than or senior to those granted to the holders of common stock. Though the actual effect of any such issuance on the rights of the holders of common stock will not be known until our Board of Directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:

•	diluting the voting power of the holders of common stock;

•	reducing the likelihood that holders of common stock will receive dividend payments;

•	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and

•	delaying, deterring or preventing a change-in-control or other corporate takeover.

As of April 30, 2015, no shares of preferred stock were issued and outstanding. All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable and, unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, will not have any preemptive or similar rights. We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each series of our preferred stock, including the price at which the preferred stock may be purchased, the number of shares of preferred stock offered, and the terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities.

Warrants

There are no outstanding warrants to purchase our Class A Common Stock.

Registration Rights

In connection with our IPO, we entered into a registration rights agreement with Black Canyon Management LLC and affiliates of Black Canyon Capital LLC that own LLC Units pursuant to which Black Canyon Management LLC may request registration or inclusion of shares of Class A Common Stock held by affiliates of Black Canyon Capital LLC in any registration of our Class A Common Stock in compliance with the Securities Act. In addition, the agreement provides that, as soon as is practicable after the one-year anniversary of the closing of the IPO, we must use all reasonable efforts to cause a resale shelf registration statement for the sale of shares of Class A Common Stock by Black Canyon Management LLC and affiliates of Black Canyon Capital

LLC to become effective and remain effective until the eighth anniversary of the IPO. The agreement will remain in effect until (1) there are no more shares of Class A Common Stock (or shares of Class A Common Stock underlying the LLC Units) registrable under the agreement outstanding or (2) termination of the agreement by both (A) Black Canyon Management LLC and (B) affiliates of Black Canyon Capital LLC owning two-thirds of the outstanding LLC Units. In addition, the limited liability company agreement of the LLC gives members the right to include their shares of Class A Common Stock (or shares of Class A Common Stock underlying the LLC Units) if we propose or are required to register with the SEC, pursuant to the registration rights agreement or otherwise, other shares of Class A Common Stock (or shares of Class A Common Stock underlying the LLC Units) in such registration, subject to the limitations set forth in the limited liability company agreement.

Anti-Takeover Provisions

Set forth below is a summary of the relevant provisions of our certificate of incorporation and bylaws and certain applicable sections of the General Corporation Law of the State of Delaware. For additional information we refer you to the provisions of our certificate of incorporation, our bylaws and such sections of the General Corporation Law of the State of Delaware.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for our Board of Directors to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding is able to elect all of our directors. Our certificate of incorporation provides that all stockholder actions must generally be effected at a duly called meeting of stockholders and not by a consent in writing, and that only the chair of the board or a majority of our Board of Directors may call a special meeting of stockholders.

Our certificate of incorporation and bylaws require a 66 2⁄3% stockholder vote for the amendment or repeal of the bylaws or the provisions in our certificate of incorporation relating to the election and classification of directors The combination of the classification of our Board of Directors, the lack of cumulative voting and the 66 2⁄3% stockholder voting requirements makes it more difficult for our existing stockholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Because our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions could have the effect, however, of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limitations of Liability and Indemnification Matters

We have adopted provisions in our certificate of incorporation that limit or eliminate the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to any of the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of director liability, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

Our certificate of incorporation and our bylaws also provide that we shall indemnify our directors and executive officers and shall indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification.

We have entered into indemnification agreements with each of our directors and executive officers that are, in some cases, broader than the specific indemnification provisions provided by Delaware law and our governing documents, and may provide additional procedural protection. These agreements require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers and directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding subject to limited exceptions; and

•	cover officers and directors under any general or directors’ and officers’ liability insurance policy maintained by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Exchange Listing

Our Class A Common Stock is listed on the NASDAQ Global Select Market under the symbol “MBUU.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

We will issue the debt securities under the indenture that we will enter into with a national banking association or other eligible party, as trustee. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;

•	the date or dates on which the principal of the securities of the series is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

•	the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	any mandatory or optional redemption terms;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

•	if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•	the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

•	any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

Malibu may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:

•	Malibu is the surviving corporation or the successor person (if other than Malibu) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes Malibu’s obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of Malibu’s subsidiaries may consolidate with, merge into or transfer all or part of its properties to Malibu.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Malibu; and

•	any other event of default provided with respect to a series of debt securities, including any events of default relating to guarantors, if any, or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

•	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

•	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of any series of debt securities;

•	to comply with the applicable procedures of the applicable depositary;

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not materially adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

•	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

•	make any change to certain provisions of the indenture relating to waivers or amendments; or

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of Class A Common Stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with shares of Class A Common Stock, preferred stock and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of shares of Class A Common Stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them;

•	the number of warrants being offered with each share of Class A Common Stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related shares of Class A Common Stock or preferred stock;

•	the number of shares of Class A Common Stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of Class A Common Stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of Class A Common Stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of Class A Common Stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of Class A Common Stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

•	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of Class A Common Stock or preferred stock will be adjusted proportionately if we subdivide or combine our Class A Common Stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	issue shares of common stock or preferred stock or other securities convertible into or exchangeable for Class A Common Stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our Class A Common Stock or preferred stock;

•	pay any cash to all or substantially all holders of our Class A Common Stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

•	issue Class A Common Stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of Class A Common Stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of Class A Common Stock warrants or preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

•	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock or preferred stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our Class A Common Stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each stockholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A Common Stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities, and the selling stockholders may sell some or all of the shares of Class A Common Stock that they currently hold or that may be issued in exchange for outstanding LLC Units, from time to time, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the NASDAQ;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

As used in this prospectus, “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

We will not receive any proceeds from the sale of shares of our Class A Common Stock that may be sold from time to time pursuant to this prospectus by the selling stockholders. We will bear the costs associated with this registration in accordance with the registration rights agreement and the LLC’s limited liability company agreement. However, the selling stockholders will bear any brokerage commissions, transfer taxes, or underwriting commissions and discounts attributable to their sale of shares of our Class A Common Stock.

The selling stockholders have agreed with us not to offer, sell, contract to sell or otherwise dispose of or transfer any shares of Class A Common Stock pursuant to the registration statement of which this prospectus is a part from the date of the effectiveness of this registration statement until the settlement date of the first underwritten offering made pursuant to such registration statement, unless we otherwise consent.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, the selling stockholders or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we or the selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by O’Melveny  & Myers LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended June 30, 2014 have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

The financial statements of Malibu Boats Pty. Ltd. as of June 30, 2014 and for the years ended June 30, 2014 and 2013 incorporated in this prospectus by reference to our Current Report on Form 8-K/A dated October 30, 2014 have been so incorporated in reliance on the report of RSM Bird Cameron Partners, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

2,000,000 Shares

MALIBU BOATS, INC.

Class A Common Stock

Prospectus

RAYMOND JAMES	SUNTRUST ROBINSON HUMPHREY	WELLS FARGO SECURITIES

August 9, 2017